Exhibit 4.8

LIMITED PARTNERSHIP AGREEMENT

of

BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP

by and among

BMO COVERED BOND GP, INC.

as Managing GP

and

8429065 CANADA INC.

as Liquidation General Partner

and

BANK OF MONTREAL

as Limited Partner

and

Each Person who is admitted to the Limited Partnership as a General Partner or Limited

Partner hereafter

and

COMPUTERSHARE TRUST COMPANY OF CANADA

as Bond Trustee

SEPTEMBER 30, 2013

Limited Partnership Agreement

Limited Partnership Agreement

ARTICLE 5 ASSET COVERAGE TEST, AMORTIZATION TEST, PRE-MATURITY TEST AND VALUATION CALCULATION		16
Section 5.1	Asset Coverage Test.	16
Section 5.2	Asset Coverage Test Breach Notice.	16
Section 5.3	Amortization Test.	17
Section 5.4	Pre-Maturity Test.	17
Section 5.5	Valuation Calculation.	17

ARTICLE 6 PRIORITIES OF PAYMENTS		17
Section 6.1	Pre-Acceleration Priorities of Payment.	17
Section 6.2	Priority of Payments at any time an Asset Coverage Test Breach Notice is outstanding but no Covered Bond Guarantee Activation Event has occurred.	19
Section 6.3	Termination Payments, Indemnities and Tax Credits received in respect of the Swap Agreements, premiums received in respect of replacement Swap Agreements.	19
Section 6.4	Guarantee Priority of Payments.	20
Section 6.5	Priority of Payments when Covered Bonds Repaid.	21

ARTICLE 7 SALE OF SELECTED LOANS		21
Section 7.1	Sale of Selected Loans.	21
Section 7.2	Sale of Selected Loans Following a Breach of the Pre-Maturity Test.	22
Section 7.3	Sale of Selected Loans After a Demand Loan Repayment Event has Occurred or the Issuer has Otherwise Demanded that the Demand Loan be Repaid.	24
Section 7.4	Liquidity Options following an Issuer Event of Default.	24
Section 7.5	Voluntary Overcollateralization	24

ARTICLE 8 MANAGEMENT OF THE PARTNERSHIP		25
Section 8.1	General Authority and Obligations of the Managing GP and the Liquidation GP.	25
Section 8.2	General Powers of the Managing GP and the Liquidation GP.	26
Section 8.3	Limitation on Authority of Managing GP and Liquidation GP.	27
Section 8.4	Meetings of the Partners.	29
Section 8.5	Title to Property.	29
Section 8.6	Discharge of Duties of Managing GP and Liquidation GP.	29
Section 8.7	Reimbursement.	29
Section 8.8	Commingling of Funds.	29
Section 8.9	Execution of Documents	29
Section 8.10	Delegation	30
Section 8.11	Insurance.	30
Section 8.12	Ostensible Authority.	30
Section 8.13	Decisions by Partners following the appointment of a liquidator or receiver to any Partner.	30

ARTICLE 9 REGISTERED OFFICE, BOOKS AND RECORDS, FINANCIAL INFORMATION AND OTHER GENERAL PARTNER COVENANTS		30
Section 9.1	Registered Office.	30
Section 9.2	Records.	31

Limited Partnership Agreement

Limited Partnership Agreement

Section 15.9	Waiver.	45
Section 15.10	Successors and Assigns.	46
Section 15.11	Severability.	46
Section 15.12	Governing Law.	46
Section 15.13	Counterparts.	46
Section 15.14	No Personal Liability for Limited Partners.	46
Section 15.15	Submission to Jurisdiction.	46

SCHEDULES
Schedule 1 – Additional Liquidation General Partner Representations and Warranties
Schedule 2 – Asset Coverage Test
Schedule 3 – Amortization Test
Schedule 4 – Pre-Maturity Test
Schedule 5 – Pre-Acceleration Revenue Priority of Payments
Schedule 6 – Pre-Acceleration Principal Priority of Payments
Schedule 7 – Guarantee Priority of Payments
Schedule 8 – Priority of Payments when Covered Bonds Repaid
Schedule 9 – Method for Sale of Selected Loans
Schedule 10 – Valuation Calculation

Limited Partnership Agreement

LIMITED PARTNERSHIP AGREEMENT

THIS LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) of BMO Covered Bond Guarantor Limited Partnership (the “Partnership”) is made as of the 30th day of September 2013.

BY AND AMONG:

(1)	BMO Covered Bond GP, Inc. (the “Managing GP” or “BMO GP”), a corporation incorporated under the laws of Canada;

(2)	8429065 Canada Inc. (the “Liquidation GP”), a corporation incorporated under the laws of Canada;

(3)	Bank of Montreal (the “Limited Partner” or the “Bank”), a bank named in Schedule I to the Bank Act (Canada);

(4)	Computershare Trust Company of Canada (the “Bond Trustee”), a trust company formed under the laws of Canada; and

(5)	Each Person who is admitted to the Limited Partnership as a General Partner or Limited Partner hereafter.

RECITALS:

(a)

The Managing GP, the Liquidation GP and the Limited Partner established the Partnership under the laws of the Province of Ontario pursuant to a declaration dated May 30, 2013 (as the same may be amended, restated, varied or supplemented from time to time) (the “Declaration”); and

(b)	The parties hereto are desirous of confirming their agreement respecting the Partnership on the terms and conditions set forth in this Agreement.

NOW THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement (the receipt and adequacy of which are acknowledged), the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

Section 1.1	Definitions and Construction.

The master definitions and construction agreement made between, inter alios, the parties to this Agreement on September 30, 2013 (as the same may be amended, restated and/or supplemented from time to time, the Master Definitions and Construction Agreement) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions

Limited Partnership Agreement

defined in the Master Definitions and Construction Agreement (as so amended, restated, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Section 2 of the Master Definitions and Construction Agreement.

For the purposes hereof, “this Agreement” has the same meaning as Guarantor Agreement in the Master Definitions and Construction Agreement.

ARTICLE 2

RELATIONSHIP AMONG PARTNERS

Section 2.1	Formation of Partnership.

The Managing GP, the Liquidation GP and the Limited Partner agreed to and formed a limited partnership pursuant to the laws of the Province of Ontario on May 30, 2013 pursuant to the Declaration. The parties hereto have agreed to confirm their agreements relating to the Partnership on the terms and conditions set out in this Agreement. The Partnership will be effective as a limited partnership from May 30, 2013, the date on which the Declaration was filed in accordance with the Limited Partnerships Act (Ontario) (the “LP Act”), and the Partnership will file any documents necessary under applicable laws as a result of the amendments reflected in this Agreement.

Section 2.2	Name of Partnership.

Subject to the provisions of the LP Act and the Business Names Act (Ontario) and any other applicable legislation, the name of the Partnership will be BMO Covered Bond Guarantor Limited Partnership, or such other name as the Managing GP may, with the consent of the Limited Partner, and while there are Covered Bonds outstanding, the Bond Trustee, from time to time determine in accordance with the terms of this Agreement.

Section 2.3	Business of the Partnership.

(1)

The Partners have agreed with effect from the date hereof that the sole business of the Partnership shall be to provide services to the Bank in respect of the Program by (i) entering into the Intercompany Loan Agreement and accepting Capital Contributions from the Partners; (ii) using the proceeds from the Intercompany Loan and Capital Contributions (a) to purchase the Initial Portfolio consisting of Loans and their Related Security from the Seller in accordance with the terms of the Mortgage Sale Agreement and New Loans and their Related Security pursuant to the terms of the Mortgage Sale Agreement; and/or (b) to invest in Substitution Assets in an amount not exceeding the prescribed limit; and/or (c) subject to complying with the Asset Coverage Test to from time to time make Capital Distributions to the Limited Partner; and/or (d) to make deposits of the proceeds in the Guarantor Accounts (including to fund the Reserve Fund and the Pre-Maturity Liquidity Ledger, in each case to an amount not exceeding the prescribed limit); (iii) arranging for the servicing of the Portfolio by the Servicer; (iv) entering into the Trust Deed, giving the Covered Bond Guarantee and entering into the

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Security Agreement; (v) entering into the other Transaction Documents to which it is a party; and (vi) performing its obligations hereunder and thereunder and in respect thereof and doing all things incidental or ancillary thereto.

Section 2.4	Registered Office; Business Locations.

(1)

The registered office of the Partnership will be located at Suite 6100, 1 First Canadian Place, 100 King Street West, Toronto, Ontario, M5X 1B8, and/or at such other place or places in Canada as the Managing GP may from time to time determine.

(2)

The Partnership will be permitted to carry on business in any jurisdiction, but the Managing GP will be required in all cases to use its reasonable best efforts to protect the limited liability of the Limited Partner in any such jurisdiction, including by registering the Partnership in other jurisdictions where the Managing GP considers it appropriate to do so.

Section 2.5	Fiscal Year.

The Fiscal Year end for tax and financial reporting purposes will be October 31 in each calendar year or such other date as the Managing GP may determine from time to time, provided that the Managing GP has obtained any necessary consents from applicable taxation authorities.

Section 2.6	Term.

The Partnership will exist until it is dissolved in accordance with this Agreement.

Section 2.7	Private Issuer Restrictions.

Notwithstanding any other provisions in this Agreement: (i) the number of Partners will be limited to no more than fifty (50), (ii) the right to Transfer any interest in the Partnership is restricted as provided in this Agreement, and (iii) any invitation to the public to subscribe for any interest in the Partnership is prohibited.

Section 2.8	Representations, Warranties and Covenants of the Managing GP and the Liquidation GP.

(1)	The Managing GP represents and warrants to, and covenants with, each other Partner and, while the Covered Bonds are outstanding, the Bond Trustee, that:

(a)

it is a corporation duly incorporated under the laws of Canada and is validly subsisting under such laws and has made all filings under all applicable corporate, securities and taxation laws to which the Managing GP is subject, for which the failure to file could have a material adverse affect on the Program or the Partnership;

(b)

it has and will continue to have all necessary capacity and corporate authority to act as the managing general partner of the Partnership and to enter into and perform its obligations under this Agreement and each of the other Transaction

Limited Partnership Agreement

Documents to which it is a party, and such obligations do not and will not conflict with nor do they or will they result in a breach of any of its constating documents or by-laws or any agreement by which it is bound or any applicable law the breach of which would have a material adverse effect on the Program or the Partnership;

(c)

this Agreement constitutes a valid and binding obligation of the Managing GP, enforceable against it in accordance with the terms of this Agreement, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(d)

except pursuant to the obligations of the Partnership under the Covered Bond Guarantee or any of the Transaction Documents, it will not, nor will it cause any of its Affiliates or Associates, to borrow money from the Partnership, or cause the Partnership to lend money to any of its Affiliates or Associates;

(e)

it holds and shall maintain the registrations necessary for the conduct of its business and has and shall continue to have all licences and permits necessary to carry on its business as the managing general partner of the Partnership in all jurisdictions where the activities of the Partnership require such licensing or other form of registration of the Managing GP;

(f)	it will make all filings in a timely manner respecting the Partnership required pursuant to the applicable legislation;

(g)

it will exercise the powers conferred upon it hereunder in pursuance of the business of the Partnership and will devote such time to the conduct of the affairs of the Partnership as may be reasonably required for the proper management of the business affairs of the Partnership;

(h)	it is not a Non-Resident, and will retain such status during the term of the Partnership;

(i)	it will not transfer any interest it holds in the Partnership to a Non-Resident;

(j)	it will at all times comply with the CMHC Guide; and

(k)	it will at all times comply with, and perform its obligations under, the provisions of this Agreement and each other Transaction Document to which it is a party in any capacity.

Limited Partnership Agreement

(2)	The Liquidation GP represents and warrants to, and covenants with, each other Partner, and, while the Covered Bonds are outstanding, the Bond Trustee, that:

(a)

it is a corporation duly incorporated under the laws of Canada and is validly subsisting under such laws and has made all filings under all applicable corporate, securities and taxation laws to which the Liquidation GP is subject, for which the failure to file could have a material adverse affect on the Program or the Partnership;

(b)

it has and will continue to have all necessary capacity and corporate authority to act as the liquidation general partner of the Partnership and to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party, and such obligations do not and will not conflict with nor do they or will they result in a breach of any of its constating documents or by-laws or any material agreement by which it is bound or any applicable law the breach of which would have a material adverse effect on the Program or the Partnership;

(c)

except pursuant to the obligations of the Partnership under the Covered Bond Guarantee or any of the Transaction Documents, it will not, nor will it cause any of its Affiliates or Associates, to borrow money from the Partnership, or cause the Partnership to lend money to any of its Affiliates or Associates;

(d)

it holds and shall maintain the registrations necessary for the conduct of its business and has and shall continue to have all licences and permits necessary to carry on its business as the liquidation general partner of the Partnership in all jurisdictions where the activities of the Partnership require such licensing or other form of registration of the liquidation general partner;

(e)	it is not a Non-Resident, and will retain such status during the term of the Partnership;

(f)	it will not transfer any interest it holds in the Partnership to a Non-Resident;

(g)	it will at all times comply with the CMHC Guide;

(h)	it will at all times comply with, and perform its obligations under, the provisions of this Agreement and each other Transaction Document to which it is a party in any capacity; and

(i)

it shall ensure that, if at any time it is appointed as the Managing GP, the Partnership will be Independently Controlled and Governed, and it shall take all such actions as may be necessary to ensure that the Partnership will continue to be Independently Controlled and Governed from and after such time, unless and until such time as the Liquidation GP appoints a successor Managing GP as contemplated in Section 11.7(2).

(3)

The representations, warranties and covenants contained in this Section 2.8 will survive the execution and delivery of this Agreement, and the Managing GP and the Liquidation GP will be obliged to ensure the continuing accuracy of each of their respective representations and warranties contained in this Section 2.8 throughout the continuation of the Partnership.

Limited Partnership Agreement

Section 2.9	Additional Representations and Warranties of the Liquidation GP and the Managing GP.

In addition to the representations and warranties of the Managing GP and the Liquidation GP in Section 2.8, each of the Liquidation GP and the Managing GP further represents and warrants to each other Partner and the Bond Trustee that the representations and warranties set out in Schedule 1 are true as at the date hereof in respect of itself and will be obliged to ensure the continuing accuracy of the representations and warranties in paragraphs (f) and (g) of Schedule 1 throughout the continuation of the Partnership.

Section 2.10  Representations, Warranties and Covenants of the Limited Partner.

(1)	The Limited Partner represents and warrants to, and covenants with, each other Partner that:

(a)	it is a validly created Canadian chartered bank under the laws of Canada and is validly subsisting under such laws;

(b)	it has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

(c)

it has the capacity and corporate authority to enter into and perform its obligations under this Agreement, and such obligations do not conflict with nor do they result in a breach of any of its constating documents or by-laws or any material agreement by which it is bound or any applicable law the breach of which would have a material adverse effect on the Program or the Partnership;

(d)

no authorization, consent or approval of, or filing with or notice to, any Person is required in connection with the execution, delivery or performance of this Agreement by the Limited Partner, other than those which have been obtained;

(e)	it is not a Non-Resident and will retain such status during the term of the Partnership;

(f)	it will not transfer any interest it holds in the Partnership to a Non-Resident;

(g)	it will at all times comply with the CMHC Guide; and

(h)	it will at all times comply with, and perform its obligations under, the provisions of this Agreement and each other Transaction Document to which it is a party in any capacity.

(2)

The representations, warranties and covenants contained in this Section 2.10 will survive the execution and delivery of this Agreement and the Limited Partner will be obliged to ensure the continuing accuracy of such representations, warranties and covenants throughout the continuation of the Partnership.

Limited Partnership Agreement

Section 2.11  Limitation on Authority of Limited Partners.

The Limited Partner in its capacity as limited partner will not be entitled to:

(a)	take part in the administration, control, management or operation of the business of the Partnership or exercise any power in connection therewith;

(b)	transact any business on behalf of the Partnership or make any commitment on behalf of or otherwise obligate or bind the Partnership;

(c)

other than by voting on a resolution of the Partners (where the Limited Partner is entitled to so vote), execute any document that binds or purports to bind the Partnership or any other Partner as such;

(d)	hold itself out as having the power or authority to bind the Partnership or any other Partner as such;

(e)	have any authority to act for or undertake any obligation or responsibility on behalf of the Partnership or any other Partner as such;

(f)

bring any action for partition or sale or otherwise in connection with the Partnership, or any interest in any property of the Partnership, whether real or personal, tangible or intangible, or file or register or permit to be filed, registered or remain undischarged any encumbrance in respect of any property of the Partnership;

(g)	compel or seek a partition, judicial or otherwise, of any of the assets of the Partnership distributed or to be distributed to the Partners in kind except in accordance with this Agreement; or

(h)	take any action that will jeopardize or eliminate the status of the Partnership as a limited partnership.

Section 2.12  Power of Attorney.

(1)

The Limited Partner, by its execution of this Agreement, irrevocably nominates, constitutes and appoints the Managing GP (and upon the occurrence of a Managing GP Default Event, the Liquidation GP), with full power of substitution, as its agent and true and lawful attorney to act on its behalf with full power and authority in its name, place and stead to execute, deliver, swear to, make, file and record when, as and where required in the opinion of the Managing GP (and upon the occurrence of a Managing GP Default Event, the Liquidation GP):

(a)	the Declaration, the Partnership Record, any amendment to this Agreement made in accordance with the terms of this Agreement and any other document or

Limited Partnership Agreement

instrument required to form, qualify, continue and keep in good standing the Partnership as a limited partnership in all jurisdictions in which the Partnership may conduct its business or own property in order to maintain the limited liability of the Limited Partner and to comply with the applicable laws of such jurisdiction;

(b)

each of the Transaction Documents to which the Partnership is a party and any amendment thereto, to the extent such amendment is made and approved in accordance with the terms of this Agreement and any other document on behalf of and in the name of the Partnership as may be necessary to give effect to the conduct of the business of the Partnership;

(c)

any document or instrument, including without limitation any amendments to the Declaration or the Partnership Record, necessary to reflect any amendment to this Agreement made in accordance with the terms of this Agreement;

(d)	any document or instrument required in connection with the winding up, dissolution or termination of the Partnership in accordance with the terms of this Agreement;

(e)

all elections, determinations, designations and returns or similar documents or instruments under the Income Tax Act, the Excise Tax Act (Canada) or any other taxation or other legislation or laws of like import of Canada or of any provinces or jurisdictions in respect of the affairs of the Partnership or of a Partner’s interest in the Partnership;

(f)

any document or instrument required to be filed with the appropriate governmental body, agency or authority in any jurisdiction in connection with the business, property, assets and undertaking of the Partnership;

(g)

any document or instrument to give effect to any Transfer of an interest in the Partnership or relating to the admission of additional Limited Partners made in accordance with and subject to the terms and restrictions of this Agreement;

(h)

any other instrument or document on behalf of and in the name of the Partnership, including, without limitation, all debt instruments as may be deemed necessary or desirable by the Managing GP (and upon the occurrence of a Managing GP Default Event, the Liquidation GP) to carry out fully this Agreement in accordance with its terms; and

(i)

all other instruments and documents on the Limited Partner’s behalf and in the Limited Partner’s name or in the name of the Partnership as may be deemed necessary or desirable by the Managing GP (and upon the occurrence of a Managing GP Default Event, the Liquidation GP) to carry out fully this Agreement in accordance with its terms, and hereby ratifies such execution, delivery, swearing, making, recording and filing.

Limited Partnership Agreement

(2)

The Limited Partner by execution of this Agreement confirms that the power of attorney granted herein is irrevocable during the continuation of the Partnership and is a power coupled with an interest and will survive its insolvency, dissolution, winding up or bankruptcy and extend to bind its successors and assigns, and may, subject to its terms, be exercised by the Managing GP (and upon the occurrence of a Managing GP Default Event, the Liquidation GP) on behalf of the Limited Partner in executing any instrument. The Limited Partner agrees to be bound by any representations and actions made or taken in good faith by the Managing GP (and upon the occurrence of a Managing GP Default Event, the Liquidation GP) pursuant to such power of attorney and hereby waives any and all defences that may be available to contest, negate or disaffirm the action of the Managing GP (and upon the occurrence of a Managing GP Default Event, the Liquidation GP) taken in good faith under this power of attorney. This power of attorney will continue in respect of the Managing GP (and upon the occurrence of a Managing GP Default Event, the Liquidation GP) so long as it is the managing general partner of the Partnership, and will terminate thereafter, but will continue in respect of a New Managing GP as if such New Managing GP were the original attorney.

Section 2.13	Unlimited Liability of the Managing GP and the Liquidation GP; Limitation of Liability.

(1)	The Managing GP and the Liquidation GP will each jointly and severally have unlimited liability for the debts, liabilities and obligations of the Partnership.

(2)

Subject to Section 2.14, neither the Managing GP nor the Liquidation GP will be liable to the Limited Partner for any act, omission or error in judgment taken or made hereunder by the Managing GP or the Liquidation GP, as the case may be, honestly and in good faith in the conduct of the business of the Partnership. The Managing GP and the Liquidation GP may rely and act upon and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other document or instrument believed by it to be genuine and to have been signed or presented by the proper party. The Managing GP and the Liquidation GP may rely and act upon any statement, report or opinion prepared by, or any advice received from, the legal counsel, accountants, investment bankers, experts or other professional advisors of it or the Partnership and, provided it exercised reasonable care in selecting such advisors, neither the Managing GP nor the Liquidation GP will be responsible or held liable for any loss or damage resulting from so relying or acting if it reasonably believed the advice to be within the area of professional competence of the person from whom it was received and it acted honestly and in good faith in relying thereon.

Section 2.14	Limited Liability of Limited Partner.

Subject to the provisions of the LP Act and of such similar legislation in Canada and elsewhere as is applicable to the Partnership, the liability of the Limited Partner for the debts, liabilities and obligations of the Partnership will be limited to its Capital Contribution Balance and solely to the extent required by applicable law, the amount of any Capital Distributions received by it.

Limited Partnership Agreement

Section 2.15 Indemnity	of Limited Partner.

(1)

The Managing GP and the Liquidation GP (solely to the extent of its authority under the terms of this Agreement) will operate the Partnership to ensure to the greatest extent possible the limited liability of the Limited Partner and will (to the extent that the Partnership is Independently Controlled and Governed) jointly and severally indemnify and hold harmless the Limited Partner and its shareholders, directors, officers, employees and agents from any costs, damages, liabilities or expenses suffered or incurred by the Limited Partner or its shareholders, directors, officers, employees or agents (except to the extent such persons are directors, officers, employees or agents of the Managing GP), as a result of negligence on the part of the Managing GP or the Liquidation GP, as the case may be, in performing its obligations hereunder resulting in the liability of the Limited Partner not being limited in the manner provided in Section 2.14, unless such liability arises out of any act or omission of the Limited Partner. Payments in respect of this Section 2.15 shall be made solely in accordance with Article 6 (Priorities of Payments).

(2)	The Limited Partner will hold the benefit of this indemnity in trust and as agent for its shareholders, directors, officers, employees and agents.

Section 2.16 Indemnity	of Managing GP and Liquidation GP.

(1)

To the fullest extent permitted by law, but subject to the limitations expressly provided in this Agreement, the Partnership will indemnify and hold harmless the Managing GP and the Liquidation GP, and their respective shareholders, directors, officers, employees and agents, from any costs, damages, liabilities resulting from or arising out of any act or omission or error of judgment of the Managing GP or the Liquidation GP, or any of their respective, shareholders, directors, officers, employees and agents, on behalf of the Partnership or in furtherance of the business of the Partnership unless, in the case of any such person, such costs, damages, liabilities or expenses result from or arise out of any act or omission or error of judgment as a result of which such person is adjudged to have been guilty of negligence or wilful misconduct or to have failed to act honestly and in good faith or to have breached a fiduciary duty to the Partnership or the Limited Partner. This indemnity is in addition to and not a limitation of any other obligation of the Partnership to the Managing GP or the Liquidation GP including the obligation of the Partnership to reimburse or repay the Managing GP and the Liquidation GP on account of costs, outlays, disbursements and expenditures incurred by or on their behalf but this indemnity will not be in derogation of the provisions of Section 2.14. Payments in respect of this Section 2.16 shall be made solely in accordance with Article 6 (Priorities of Payments).

(2)

Subject to complying with Article 6 (Priorities of Payments), the Partnership may purchase and maintain (or reimburse the Managing GP or Liquidation GP) insurance on behalf of such Persons in such amount as the Managing GP (or following a Managing GP Default Event, the Liquidation GP) may determine, and, while there are Covered Bonds outstanding, with the consent of the Bond Trustee, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership’s activities, whether or not the Partnership would have the power to indemnify those Persons against those liabilities under the provisions of this Agreement.

Limited Partnership Agreement

(3)	The Managing GP and the Liquidation GP will hold the benefit of this indemnity in trust and as agent for their respective shareholders, directors, officers, employees and agents.

Section 2.17 Compliance	with Laws.

The Limited Partner will, on the request of the Managing GP from time to time, execute, without undue delay, any documents or instruments considered by the Managing GP to be necessary to comply with any applicable law or regulation of the Province of Ontario or any other jurisdiction in which the Partnership carries on business, for the continuation, operation and good standing of the Partnership.

Section 2.18 Other	Activities of Managing GP and Liquidation GP.

Each of the Managing GP and the Liquidation GP shall devote their efforts exclusively to or for the benefit of the Partnership and the business of the Partnership and shall not engage in any business or activity, except the business of the Partnership or any activity ancillary or related thereto or in furtherance thereof.

Section 2.19 Other	Activities of the Limited Partners and the Shareholders, Directors and Officers of the Partners.

(1)

For greater certainty, the Limited Partner may engage in any business or any other activity and may engage in, or hold an interest in, any other business, venture, investment or activity whether or not similar to or competitive with the business of the Partnership.

(2)

Without limiting the foregoing, neither the Limited Partner, nor any shareholder, director, officer or Associate or Affiliate of any Partner shall by reason of its fiduciary position be in any way precluded from:

(a)

entering into or being interested in any contract or financial or other transaction or arrangement with the Partnership or any of its Associates or Affiliates (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making or assignment of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting in any capacity in relation to the Covered Bonds or any other covered bonds, bonds, stocks, shares, debenture stock, debentures or other securities of any of the Partners or any of their respective Associates or Affiliates);

(b)

being a partner of any other partnership constituting or securing any other securities issued by or guaranteed by, or relating to that partnership, or any other office of profit under that partnership; or

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(c)

in providing services to any other partnership or person or entity or carrying on any business (including, without limitation, any business in competition with the Partnership) and including, without limitation, the making or assigning of loans, the provision of financial facilities or financial advice to, or the issue, purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting in any capacity in relation to any other covered bonds, bonds, stocks, shares, debenture stock, debentures or other securities of any type whatsoever.

ARTICLE 3

CAPITAL ACCOUNTS

Section 3.1	Capital Contributions.

The Partners may from time to time make Capital Contributions to the Partnership.

Section 3.2	Initial Capital Contributions.

Contemporaneously with the execution of this Agreement, the Partners made the following Cash Capital Contributions to the Partnership, which amounts shall be reflected in such Partner’s Capital Account Ledger:

Partner	Cash Capital Contribution Amount

Managing GP	$0.05 (in respect of a 0.0495% general partnership interest in the Partnership)

Liquidation GP	$0.01 (in respect of a 0.0005% general partnership interest in the Partnership)

Limited Partner	$99.95 (in respect of a 99.95% limited partnership interest in the Partnership)

Section 3.3	Capital Account Ledger.

The Managing GP (or the Cash Manager on its behalf), shall maintain the Capital Account Ledger or sub-ledgers in respect of each Partner. Any increase or decrease in the Capital Contribution Balance of a Partner shall be credited or debited to such Partner’s Capital Account Ledger on each Calculation Date. The Capital Contribution Balance of each Partner as recorded in the Capital Account Ledger from time to time, shall represent such Partner’s interest in the capital of the Partnership, provided that at no time shall the Capital Contribution Balance of the Liquidation GP be greater than, or the Liquidation GP be entitled to a return of capital from the Partnership of greater than, $0.01 unless agreed to by each of the other Partners.

Section 3.4	Additional Cash Capital Contributions.

(1)	Prior to making any additional Cash Capital Contribution to the Partnership, the Limited Partner shall be deemed to have represented and warranted to the Managing GP, the

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Liquidation GP and, while the Covered Bonds are outstanding, the Bond Trustee on behalf of the Covered Bondholders, that no Insolvency Event has occurred or will result in respect of the Limited Partner from such Cash Capital Contribution.

(2)

The Partnership will from time to time make drawings on the Intercompany Loan. For greater certainty, any amount advanced under the Intercompany Loan Agreement shall not constitute a Capital Contribution on the part of the Limited Partner.

Section 3.5	Capital Contributions in Kind.

(1)

From time to time the Limited Partner may sell Loans and their Related Security to the Partnership pursuant to the terms of the Mortgage Sale Agreement for cash consideration or an interest in the Partnership pursuant to the terms of the Mortgage Sale Agreement.

(2)

Each sale of Loans and their Related Security by the Limited Partner to the Partnership shall, to the extent not paid for fully in cash, constitute a Capital Contribution in Kind equal to (a) the aggregate of the Fair Market Value of those Loans and their Related Security sold by it as at the relevant Purchase Date, minus (b) the cash consideration, if any, paid by or on behalf of the Partnership for the Loans and their Related Security on the relevant Purchase Date.

(3)

Any Capital Contribution in Kind made by a Partner to fund the Pre-Maturity Liquidity Ledger following a breach of the Pre-Maturity Test in respect of a Series of Hard Bullet Covered Bonds shall only consist of Pre-Maturity Liquidity Eligible Assets.

Section 3.6	Capital Distributions.

(1)

The Managing GP may make Capital Distributions in cash to the Partners, from time to time, as it may determine in its sole discretion, in accordance with and provided that such Capital Distributions are permitted under, Article 6 (Priorities of Payments) and if applicable, under the terms of the Security Agreement.

(2)

Without limiting the foregoing, Capital Distributions made prior to a Covered Bond Guarantee Activation Event may only be made if, at the time of such Capital Distribution, the Partnership meets, and following such Capital Distribution will meet, the Asset Coverage Test.

Section 3.7	Capital Contribution Balance.

(1)

The Managing GP (or the Cash Manager on its behalf) shall determine the Capital Contribution Balance of each of the Partners (which on the date hereof, in respect of each Partner, shall be equal to the initial Cash Capital Contribution set out next to such Partner’s name in Section 3.2 above) (i) on or before the Canadian Business Day that is at least two days prior to each Guarantor Payment Date (such amounts to be determined as of the immediately preceding Calculation Date); (ii) on the date that the Partnership is wound up, and (iii) on such other date as the Limited Partner may reasonably request.

Limited Partnership Agreement

(2)

Following the date hereof, the Capital Contribution Balance of each Partner on any relevant date shall be equal to the sum of the last most recently determined Capital Contribution Balance of the Partner, plus (i) the amount of any Capital Contribution made by the Partner in the period from the last date on which the Capital Contribution Balance of the Partner was calculated to the date of the current calculation (the “Calculation Period”); minus (ii) the amount of any Capital Distribution to be paid to the Partner on the next following Guarantor Payment Date (provided such amount is payable in accordance with Article 6 (Priorities of Payments)).

Section 3.8	No Interest Payable on Accounts.

No Partner has the right to receive interest on any credit balance in its Capital Contribution Balance, and no Partner is liable to pay interest to the Partnership on any deficit in its Capital Contribution Balance.

Section 3.9	Deficit in Accounts.

The interest of a Partner in the Partnership will not terminate by reason of a negative or zero Capital Contribution Balance of the relevant Partner.

ARTICLE 4

PROFITS, LOSSES AND DISTRIBUTIONS

Section 4.1	Allocation of Profits and Losses of the Partnership.

(1)

Subject to Section (2) and (3) below, the Net Income and Net Loss for each Fiscal Year, including for income tax purposes, shall be allocated pro rata to the Partners in respect of their respective Capital Contribution Balances.

(2)

Prior to an Issuer Event of Default or other circumstance in which the Liquidation GP shall assume the duties of the Managing GP hereunder, the Liquidation GP’s share of the Net Income shall be limited to the lesser of its pro rata share and $10,000 annually, payable in accordance with Article 6 (Priorities of Payments) and any amount in excess thereof shall be allocated to the Limited Partner and following any such event the Liquidation GP (for so long as it assumes the duties and responsibilities of the Managing GP) shall be entitled to its pro rata share of the Net Income.

(3)

The Managing GP shall make distributions of income to the Partners in a manner consistent with this Section 4.1 and in accordance with Article 6 (Priorities of Payments) and applicable law, provided that at the time of any such distribution, the Partnership is, and following such distribution, will remain in compliance with the Asset Coverage Test and/or Amortization Test, as applicable.

Section 4.2	Restriction on Withdrawals and Receipts.

(1)

No Partner (whether in its capacity as such or otherwise) will have any right to withdraw any amount or receive any distribution from the Partnership except in accordance with Article 6 (Priorities of Payments) and applicable law.

Limited Partnership Agreement

(2)	Each of the Partners agrees that, notwithstanding any other provision contained herein or in any other Transaction Document:

(a)

it will not demand or receive payment of, or any distribution in respect of or on account of, any amounts payable by the Partnership (or the Cash Manager on its behalf) or the Bond Trustee, as applicable, to such Partner under the Transaction Documents, in cash or in kind, and will not apply any money or assets in discharge of any such amounts payable to it (whether by set-off or by any other method), unless all amounts then due and payable by the Partnership to all other creditors ranking higher in the relevant Priorities of Payments have been irrevocably paid in full;

(b)

without prejudice to the foregoing, whether in the liquidation of the Partnership or any other party to the Transaction Documents or otherwise, if any payment or distribution (or the proceeds of any enforcement of any security) is received by a Partner in respect of any amount payable by the Partnership (or the Cash Manager on its behalf) or the Bond Trustee, as applicable, to that Partner under the relevant Transaction Document at a time when, by virtue of the provisions of Article 6 (Priorities of Payments), no payment or distribution should have been made, the amount so received shall be held by such Partner in trust for the payor of such amount and shall be paid over to such payor forthwith following receipt thereof (whereupon the relevant payment or distribution shall be deemed not to have been made or received); and

(c)

it shall not claim, rank, prove or vote as creditor of the Partnership or its estate in competition with any prior ranking creditors in the relevant Priorities of Payments in Article 6 (Priorities of Payments), or claim a right of set-off until all amounts then due and payable to creditors who rank higher in the relevant Priorities of Payments in Article 6 (Priorities of Payments) have been irrevocably paid in full.

(3)

Without limiting this Section 4.2, each Limited Partner for so long as such person is a Limited Partner, hereby waives any right it may have to receive or hold any property of the Partnership as collateral security or to receive from the Managing GP, the Liquidation GP, in such capacity, or the Partnership, any payment, conveyance, or release from liability, if at such time the assets of the Partnership are not sufficient to discharge partnership liabilities of the Partnership to persons who are not general or limited partners of the Partnership, in each case, solely to the extent required by Section 12 of the LP Act.

Section 4.3	Set-Off.

Subject to Section 4.2, the Partnership may set-off any of its liabilities or obligations to any Partner against any liabilities or obligations of such Partner to the Partnership under this Agreement or any other agreement, subject to the terms of any relevant agreements between the Partnership and such Partner.

Limited Partnership Agreement

Section 4.4	Compliance with Agreements.

Notwithstanding anything in this Agreement, no Partner will have the right to enforce any distribution that is contrary to any agreements binding on the Partnership or any applicable law.

ARTICLE 5

ASSET COVERAGE TEST, AMORTIZATION TEST, PRE-MATURITY

TEST

AND VALUATION CALCULATION

Section 5.1	Asset Coverage Test.

(1)

For so long as the Covered Bonds remain outstanding, the Partners (other than the Liquidation GP) shall use all reasonable efforts to ensure that, on each Calculation Date, the Partnership is in compliance with the Asset Coverage Test as set out in Schedule 2.

(2)

If it is determined that the Partnership does not meet the Asset Coverage Test as of any Calculation Date, the Managing GP (or the Cash Manager on its behalf) shall immediately (and in any event no later than the Canadian Business Day that is at least two days prior to the next Guarantor Payment Date) notify in writing the Partnership, CMHC, the Partners and the Bond Trustee thereof.

(3)

If the Asset Coverage Test is not met as of the next Calculation Date following delivery of a notice pursuant to Section 5.1(3), the Managing GP (or the Cash Manager on its behalf) shall serve an Asset Coverage Test Breach Notice on the Partnership and deliver a copy of such Asset Coverage Test Breach Notice to each of the Partners and the Bond Trustee on the Canadian Business Day that is at least two days prior to the Guarantor Payment Date after such Calculation Date.

(4)

If the Asset Coverage Test is met as of the next Calculation Date following service of an Asset Coverage Test Breach Notice, the Managing GP (or the Cash Manager on its behalf) shall revoke such Asset Coverage Test Breach Notice by serving notice on the Partnership that the Asset Coverage Test has been met and delivering a copy of such notice to each of the Partners and the Bond Trustee on the Canadian Business Day that is at least two days prior to the Guarantor Payment Date after such Calculation Date.

Section 5.2	Asset Coverage Test Breach Notice.

If at any time, the Managing GP or the Limited Partner receives an Asset Coverage Test Breach Notice (but prior to the occurrence of an Issuer Event of Default), the Managing GP shall use all reasonable efforts to ensure that the Partnership satisfies the Asset Coverage Test as of the next following Calculation Date and the Limited Partner shall use all reasonable efforts to, as the Limited Partner may determine in its sole discretion, (i) make a Cash Capital Contribution; (ii) make a Capital Contribution in Kind to the Partnership; (iii) sell New Loans and their Related Security to the Partnership; or (iv) make advances under the Intercompany Loan, in any such case, in an amount or amounts sufficient to ensure the Partnership is or will be, prior to the next Calculation Date following delivery of such Asset Coverage Test Breach Notice, in compliance with the Asset Coverage Test.

Limited Partnership Agreement

Section 5.3	Amortization Test.

(1)

Following the occurrence and during the continuance of an Issuer Event of Default, for as long as there are Covered Bonds outstanding, the Partnership must ensure that, on each Calculation Date following the occurrence and during the continuance of such Issuer Event of Default, the Partnership is in compliance with the Amortization Test as set out in Schedule 3.

(2)

If as of any Calculation Date following the occurrence and during the continuance of an Issuer Event of Default, the Partnership is not in compliance with the Amortization Test, the Managing GP (or the Cash Manager on its behalf) shall immediately (and in any event no later than the Canadian Business Day that is at least two days prior to the Guarantor Payment Date after such Calculation Date) notify in writing CMHC, the Partners and the Bond Trustee thereof.

Section 5.4	Pre-Maturity Test.

(1)

For so long as any Hard Bullet Covered Bonds remain outstanding, the Partnership and the Partners (other than the Liquidation GP) shall use all commercially reasonable efforts to ensure that on each Pre-Maturity Test Date the Partnership is in compliance with the Pre-Maturity Test as set out in Schedule 4.

(2)

If it is determined that the Partnership does not meet the Pre-Maturity Test as of any Pre-Maturity Test Date, the Managing GP (or the Cash Manager on its behalf) shall immediately notify in writing the Partnership, the Partners and the Bond Trustee.

(3)

If the Pre-Maturity Test is breached, and unless the Pre-Maturity Liquidity Ledger is otherwise funded from other sources pursuant to Section 7.2(1)(a) through (c), the Partnership shall sell Selected Loans if required pursuant to Section 7.2.

Section 5.5	Valuation Calculation.

For so long as the Covered Bonds remain outstanding, the Partnership must ensure that, as of each Calculation Date, the Partnership performs the Valuation Calculation as set out in Schedule 10.

ARTICLE 6

PRIORITIES OF PAYMENTS

Section 6.1	Pre-Acceleration Priorities of Payment.

(1)	Subject to Section 6.1(2), at any time during which no Asset Coverage Test Breach Notice is outstanding and no Covered Bond Guarantee Activation Event has occurred:

(a)

the Managing GP (or the Cash Manager on its behalf) shall on or before the Canadian Business Day that is at least two days prior to any Guarantor Payment Date calculate the following amounts as of the immediately preceding Calculation Date:

(i)	the amount of Available Revenue Receipts available for distribution on the immediately following Guarantor Payment Date;

Limited Partnership Agreement

(ii)	the Reserve Fund Required Amount if applicable in accordance with Section 6.1(2);

(iii)

where the Pre-Maturity Test has been breached in respect of a Series of Hard Bullet Covered Bonds, on each Calculation Date falling in the 12 months prior to the Final Maturity Date of the relevant Series of Hard Bullet Covered Bonds, whether or not the amount standing to the credit of the Pre-Maturity Liquidity Ledger including the principal amount of any Substitution Assets standing to the credit of the Pre-Maturity Liquidity Ledger at such date is less than the Pre-Maturity Liquidity Required Amount at such date; and

(iv)	the amount of Available Principal Receipts available for distribution on the immediately following Guarantor Payment Date;

(b)

on each Guarantor Payment Date, the Managing GP or the Cash Manager on its behalf will transfer Available Revenue Receipts from the Revenue Ledger to the Payment Ledger and Available Principal Receipts from the Principal Ledger to the Payment Ledger, and use (or direct the Cash Manager to use) Available Revenue Receipts and Available Principal Receipts held by the Cash Manager for and on behalf of the Partnership and, as necessary, transfer Available Revenue Receipts and Available Principal Receipts from the GDA Account to the Transaction Account (to the extent maintained), or apply such Available Revenue Receipts and Available Principal Receipts directly from the GDA Account, in an amount equal to the lower of (a) the amount required to make the payments set out in Schedule 5 (the “Pre-Acceleration Revenue Priority of Payments”) in the case of Available Revenue Receipts and Schedule 6 (the “Pre-Acceleration Principal Priority of Payments”) in the case of Available Principal Receipts, and (b) the aggregate amount of Available Revenue Receipts and Available Principal Receipts standing to the credit of the GDA Account; and

(c)

on each Guarantor Payment Date (except for the amounts due to third parties by the Partnership under Section (a) of Schedule 5 and any Third Party Amounts, which in each case shall be paid when due), the Managing GP (or the Cash Manager on its behalf) will apply:

(i)

Available Revenue Receipts to make the payments and provisions set forth in Schedule 5 in the order of priority set forth in Schedule 5 (in each case only if and to the extent that payments or provisions of a higher priority have been made in full); and

(ii)

Available Principal Receipts to make the payments, provisions or credits set forth in Schedule 6 in the order of priority set forth in Schedule 6 (in each case only if and to the extent that payments or provisions of a higher priority have been made in full).

Limited Partnership Agreement

(2)

If, at any time prior to the occurrence of an Issuer Event of Default, one or more Rating Agencies downgrades the unsecured, unsubordinated and unguaranteed debt obligations or issuer default rating of the Issuer below the Reserve Fund Required Amount Ratings, the Partnership (or the Cash Manager on its behalf):

(a)	shall establish the Reserve Fund on the GDA Account in the books of account of the Partnership maintained pursuant to Section 9.3; and

(b)

provided that the Partnership shall have paid all of its obligations in respect of items ranking higher than the Reserve Ledger in the Pre-Acceleration Revenue Priority of Payments and the Pre-Acceleration Principal Priority of Payments on each subsequent Guarantor Payment Date, shall credit or cause to be credited to the Reserve Fund funds up to an amount equal to the Reserve Fund Required Amount with Available Revenue Receipts and Available Principal Receipts, respectively.

(3)

At any time that no Asset Coverage Test Breach Notice is outstanding and a Covered Bond Guarantee Activation Event has not occurred, any Cash Capital Contributions made by the Limited Partner from time to time (excluding its initial Cash Capital Contribution) shall be distributed, if permitted in accordance with Section 3.6, to the Limited Partner as a Capital Distribution on each Guarantor Payment Date unless otherwise agreed to by the Limited Partner prior to such Guarantor Payment Date.

Section 6.2	Priority of Payments at any time an Asset Coverage Test Breach Notice is outstanding but no Covered Bond Guarantee Activation Event has occurred.

At any time an Asset Coverage Test Breach Notice is outstanding but no Covered Bond Guarantee Activation Event has occurred, the Partnership shall continue to comply with Section 6.1, except that, while any Covered Bonds remain outstanding, no moneys will be applied under paragraphs (b), (e), (j) (to the extent only that such amounts are payable to a Partner or the Intercompany Loan Provider), (k) or (l) of Schedule 5 or paragraphs (b), (c), (e) or (g) of Schedule 6 and for greater certainty, Capital Distributions shall not be distributed to the Limited Partner and payments on the Intercompany Loan will not be made to the Intercompany Loan Provider.

Section 6.3	Termination Payments, Indemnities and Tax Credits received in respect of the Swap Agreements, premiums received in respect of replacement Swap Agreements.

(1)	Notwithstanding anything else in this Article 6:

(a)

if the Partnership receives any termination payment from a Swap Provider in respect of a Swap Agreement, such termination payment will first be used, to the extent necessary (prior to service of a Guarantor Acceleration Notice) to pay a replacement Swap Provider to enter into a replacement Swap Agreement with the Partnership, unless a replacement Swap Agreement has already been entered into on behalf of the Partnership. If the Partnership receives any premium from a

Limited Partnership Agreement

replacement Swap Provider in respect of a replacement Swap Agreement, such premium will first be used to make any termination payment due and payable by the Partnership with respect to the previous Swap Agreement, unless such termination payment has already been made on behalf of the Partnership;

(b)

if the Swap Provider breaches certain tax representations in the relevant Swap Agreement and a Partner of the Partnership suffers a loss as a result thereof, the Partnership may receive payment of indemnity amounts from the Swap Provider on the affected Partner’s behalf, provided that the Partnership shall have first been fully reimbursed from any such indemnity amounts if it has also suffered a loss as a result of such breach. The Partnership shall account to the relevant Partner for such amounts and shall pay such amounts upon receipt to the relevant Partner. For the avoidance of doubt, indemnity amounts received by the Partnership on behalf of an affected Partner in accordance with this Section 6.3(1)(b) shall not be funds of the Partnership and will not be construed to be amounts received in respect of Available Revenue Receipts or Available Principal Receipts; and

(c)

any amounts received in the circumstances described in this Section 6.3 other than pursuant to Section 6.3(1)(b) which are not applied to pay a replacement Swap Provider to enter into a replacement Swap Agreement will be credited to the Revenue Ledger and applied as Available Revenue Receipts in accordance with this Article 6 on the next succeeding Guarantor Payment Date.

Section 6.4	Guarantee Priority of Payments.

(1)

If a Notice to Pay is served on the Partnership, the Managing GP will on the relevant Final Maturity Date for any Series of Hard Bullet Covered Bonds, apply the funds standing to the credit of the Pre-Maturity Liquidity Ledger in respect of such Series of Hard Bullet Covered Bonds (and, if applicable, transferred to the Transaction Account on the relevant Guarantor Payment Date) to repay such Series of Hard Bullet Covered Bonds.

(2)	Subject to Section 6.4(1), at any time after the service of a Notice to Pay on the Partnership, but prior to service of a Guarantor Acceleration Notice:

(a)

on each Guarantor Payment Date, the Managing GP (or the Cash Manager on its behalf) will transfer Available Revenue Receipts and Available Principal Receipts from the Revenue Ledger, the Reserve Ledger, the Principal Ledger or the Capital Account Ledger, as the case may be, to the Payment Ledger, in an amount equal to the lower of (a) the amount required to make the payments set out in Schedule 7 (the “Guarantee Priority of Payments”); and (b) the amount of all Available Revenue Receipts and Available Principal Receipts standing to the credit of such Ledgers;

(b)

the Managing GP (or the Cash Manager on its behalf) will create and maintain ledgers for each Series of Covered Bonds and record amounts allocated to such Series of Covered Bonds in accordance with paragraph (g) of Schedule 7, and such amounts, once allocated, will only be available to pay amounts due under the obligations of the Partnership in respect of the Covered Bond Guarantee and amounts due in respect of the relevant Series of Covered Bonds under the Covered Bond Swap Agreement on the scheduled repayment dates thereof; and

Limited Partnership Agreement

(c)

on each Guarantor Payment Date after the service of a Notice to Pay on the Partnership (but prior to the occurrence of a Guarantor Event of Default), the Partnership (or the Cash Manager on its behalf) will apply Available Revenue Receipts and Available Principal Receipts to make the payments, provisions or credits set forth in the Guarantee Priority of Payments in the order of priority set forth therein (in each case only if and to the extent that payments or provisions of a higher priority have been made in full).

(3)

At any time after the service of a Guarantor Acceleration Notice but prior to the Covered Bonds having been repaid, the terms of the Security Agreement provide that all moneys received or recovered by the Bond Trustee (or a receiver appointed on its behalf) (excluding all amounts due or to become due in respect of any Third Party Amounts) will be applied following the enforcement of the Security in accordance with the Post-Enforcement Priority of Payments set out in the Security Agreement.

Section 6.5	Priority of Payments when Covered Bonds Repaid.

From the date when either (a) the Covered Bonds have been irrevocably and fully repaid and the Security constituted by the Security Agreement has been released by the Bond Trustee; or (b) the Bond Trustee is satisfied that the Partnership has cash standing to the credit of the GDA Account equal to the Required Redemption Amount in respect of each Series of Covered Bonds outstanding, all remaining amounts standing to the credit of the Guarantor Accounts (excluding all amounts required to repay higher ranking amounts in the relevant Priority of Payment pursuant to this Article 6) shall be allocated and paid by the Managing GP (or the Cash Manager on its behalf) in accordance with Schedule 8.

ARTICLE 7

SALE OF SELECTED LOANS

Section 7.1	Sale of Selected Loans.

(1)	Sales of Selected Loans shall at all times be subject to the rights of pre-emption enjoyed by the Seller pursuant to the terms of the Mortgage Sale Agreement.

(2)

At any time that no Asset Coverage Test Breach Notice is outstanding, the Pre-Maturity Test has not been breached and no Covered Bond Guarantee Activation Event has occurred, the Partnership may sell Selected Loans provided it is in compliance with the Asset Coverage Test and the Pre-Maturity Test and will, following such sale, remain in compliance with the Asset Coverage Test and the Pre-Maturity Test and for greater certainty, the proceeds from such sale may be held by the Cash Manager on behalf of the Partnership prior to a downgrade by one or more of the Rating Agencies of the unsecured, unsubordinated and unguaranteed debt obligations or issuer default rating of the Cash Manager below the Cash Management Deposit Ratings and following such a downgrade deposited in the GDA Account. Any such sale shall be made in accordance with Schedule 9.

Limited Partnership Agreement

(3)

At any time an Asset Coverage Test Breach Notice is outstanding or a Notice to Pay has been served on the Partnership, but prior to the service of a Guarantor Acceleration Notice, unless the Asset Coverage Test breach is otherwise cured, the Partnership shall sell Selected Loans in accordance with Schedule 9, subject to the rights of pre-emption enjoyed by the Seller to buy the Selected Loans pursuant to the terms of the Mortgage Sale Agreement and subject to additional advances on the Intercompany Loan and any Cash Capital Contribution made by the Limited Partner, made in accordance with this Agreement.

(4)

The Partnership will through a tender process appoint a portfolio manager of recognized standing on a basis intended to incentivise the portfolio manager to achieve the best price for the sale of the Selected Loans (if such terms are commercially available in the market) to advise it in relation to the sale of the Selected Loans to Purchasers (except where the Seller is buying the Selected Loans in accordance with its right of pre-emption in the Mortgage Sale Agreement). The terms of the agreement giving effect to the appointment in accordance with such tender shall be approved by the Bond Trustee.

(5)	Any sale of Selected Loans will not include any representations, warranties or indemnities from the Partnership in respect of such Loans and their Related Security.

(6)

The terms of any sale and purchase agreement with respect to the sale of Selected Loans (which shall give effect to the recommendations of the portfolio manager) will be subject to the prior written approval of the Bond Trustee. The Bond Trustee will not be required to release the Selected Loans from the Security unless the conditions relating to the release of the Security as set out in the Security Agreement are satisfied.

(7)	The proceeds from any sale of Selected Loans shall be credited to the GDA Account to be applied in accordance with Article 6 (Priorities of Payments).

Section 7.2	Sale of Selected Loans Following a Breach of the Pre-Maturity Test.

(1)

Following a breach of the Pre-Maturity Test in respect of a Series of Hard Bullet Covered Bonds, and unless the Pre-Maturity Liquidity Ledger is otherwise funded from other sources pursuant to subsections (a) through (c) below, the Partnership shall sell Selected Loans to Purchasers in accordance with Schedule 9, subject to:

(a)	any right of pre-emption of the Seller pursuant to the terms of the Mortgage Sale Agreement;

(b)

a Capital Contribution in Kind made by one or more of the Partners (as recorded in the Capital Account Ledger for such Partners) of Pre-Maturity Liquidity Eligible Assets in accordance with this Agreement with an aggregate principal amount up to the Pre-Maturity Liquidity Required Amount (which shall be a credit to the Pre-Maturity Liquidity Ledger); or

Limited Partnership Agreement

(c)

Cash Capital Contributions made by one or more of the Partners (as recorded in the Capital Account Ledger for each applicable Partner) or proceeds advanced under the Intercompany Loan Agreement which have not been applied to acquire further Loans and their Related Security or otherwise applied in accordance with this Agreement and/or the other Transaction Documents with an aggregate principal amount up to the Pre-Maturity Liquidity Required Amount (which shall be a credit to the Pre-Maturity Liquidity Ledger).

(2)

If the Pre-Maturity Test in respect of any Series of Hard Bullet Covered Bonds is breached less than six months prior to the Final Maturity Date of that Series of Hard Bullet Covered Bonds, an Issuer Event of Default will occur if the Partnership has not taken the required action as described in Section 7.2(1) within the earlier to occur of (i) 10 Canadian Business Days from the date that the Issuer is notified of the breach of the Pre-Maturity Test and (ii) the Final Maturity Date of that Series of Hard Bullet Covered Bonds.

(3)

To cure a Pre-Maturity Test breach within the period described in (2) above, the Pre-Maturity Liquidity Ledger shall be funded so that by the end of such period, there will be an amount equal to the Pre-Maturity Liquidity Required Amount standing to the credit of the Pre-Maturity Liquidity Ledger.

(4)	The proceeds of sale of Selected Loans in accordance with this Section 7.2 shall be credited to the GDA Account with a corresponding credit to the Pre-Maturity Liquidity Ledger.

(5)	In certain circumstances, Revenue Receipts will also be available to repay a Hard Bullet Covered Bond in accordance with Schedule 5.

(6)

Failure by the Issuer to pay the full amount due in respect of a Series of Hard Bullet Covered Bonds on the Final Maturity Date thereof, subject to applicable cure periods, will constitute an Issuer Event of Default.

(7)

If the Issuer and/or the Partnership fully repay the relevant Series of Hard Bullet Covered Bonds on the Final Maturity Date thereof, cash standing to the credit of the Pre-Maturity Liquidity Ledger on the GDA Account will be applied by the Partnership in accordance with the Pre-Acceleration Principal Priority of Payments, unless:

(a)

the Issuer is failing the Pre-Maturity Test in respect of any other Series of Hard Bullet Covered Bonds, in which case the cash will remain on the Pre-Maturity Liquidity Ledger in order to provide liquidity for that other Series of Hard Bullet Covered Bonds; or

(b)

the Issuer is not failing the Pre-Maturity Test in respect of any other Series of Hard Bullet Covered Bonds, but the Cash Manager elects to retain the cash on the Pre-Maturity Liquidity Ledger in order to provide liquidity for any future Series of Hard Bullet Covered Bonds.

Limited Partnership Agreement

Section 7.3	Sale of Selected Loans After a Demand Loan Repayment Event has Occurred or the Issuer has Otherwise Demanded that the Demand Loan be Repaid.

If, prior to the service of an Asset Coverage Test Breach Notice or a Notice to Pay, a Demand Loan Repayment Event has occurred or the Issuer has demanded that the Demand Loan be repaid, the Partnership may either (a) sell Selected Loans in accordance with Schedule 9, subject to the rights of pre-emption enjoyed by the Seller to purchase the Selected Loans pursuant to the terms of the Mortgage Sale Agreement, or (b) make a Payment in Kind in accordance with the terms of the Intercompany Loan Agreement. Any such sale or Payment in Kind will be subject to the condition that the Asset Coverage Test will be satisfied following the receipt or deemed receipt of the proceeds of such sale or Payment in Kind and repayment, and after giving effect to such repayment.

Section 7.4	Liquidity Options following an Issuer Event of Default.

In addition to the obligations of the Partnership provided in this Article 7, if, following the service of a Notice to Pay on the Partnership, the Partnership has insufficient cash to meet its obligations to pay any Guaranteed Amounts that are due, the Partnership may:

(1)

borrow money and grant a Security Interest over the Portfolio to and in favour of the lender thereof ranking pari passu with Covered Bondholders (provided the Partnership has provided at least 10 Canadian Business Days’ prior written notice of such borrowing and grant of security to DBRS, if DBRS is a Rating Agency);

(2)	issue additional securities which may be secured by a Security Interest over the Portfolio ranking pari passu with Covered Bondholders; and

(3)	enter into repurchase arrangements in respect of the Covered Bonds.

Section 7.5	Voluntary Overcollateralization

From time to time, the Partnership may hold Loans and Related Security, Substitution Assets and cash with a value in excess of the value required to satisfy the coverage tests prescribed by this Agreement, the other Transaction Documents and the CMHC Guide, including the Asset Coverage Test and/or the Amortization Test, as applicable. Such excess collateral is the “Voluntary Overcollateralization”. Subject to compliance by the Partnership with this Agreement, the other Transaction Documents, the Asset Coverage Test and/or the Amortization Test, as applicable, and the CMHC Guide, the Partnership may from time to time:

(a)	apply cash (in an amount up to the Voluntary Overcollateralization) to the repayment of any loan advanced by the Issuer, including the Intercompany Loan;

(b)	distribute cash in an amount up to the Voluntary Overcollateralization to the Partners; and

(c)

agree with the Seller to substitute assets owned by the Partnership with other Loans and Related Security and/or Substitution Assets that in each case comply with the terms of the Transaction Documents, the CMHC Guide and the Covered Bond Legislative Framework.

Limited Partnership Agreement

Any Loans and their Related Security and/or Substitution Assets withdrawn from the Portfolio in accordance with this Section 7.5 will be selected in a manner that would not reasonably be expected to adversely effect the interests of the Covered Bondholders and the consideration received by the Partnership therefor (whether in cash or in kind) will not be less than the fair market value thereof.

ARTICLE 8

MANAGEMENT OF THE PARTNERSHIP

Section 8.1	General Authority and Obligations of the Managing GP and the Liquidation GP.

(1)

Subject to Section 8.3, the Managing GP (i) has unlimited liability for the debts, liabilities and obligations of the Partnership, (ii) except as expressly provided in this Agreement, is authorized and obliged to manage, control, administer and operate the business and affairs of the Partnership and to make all decisions regarding the business of the Partnership and to represent the Partnership, and (iii) has the full right, power and authority to do any act, take any proceeding, make any decision and execute and deliver any instrument, deed, agreement or document necessary for or incidental to carrying out the objects, purposes and business of the Partnership for and on behalf of the Partnership. In so doing, the Managing GP has all of the rights and powers of a general partner as provided in the LP Act and as otherwise provided by law and any action taken by the Managing GP will constitute the act of and shall serve to bind the Partnership. The power of the Managing GP to represent the Partnership in dealings with third parties is unrestricted insofar as third parties are concerned and no person dealing with the Partnership will be required to inquire into the authority of the Managing GP to take any act or proceeding, to make any decision or to execute and deliver any instrument, deed, agreement or document for or on behalf of or in the name of the Partnership.

(2)

Subject to Section 8.3, the Liquidation GP (i) has unlimited liability for the debts, liabilities and obligations of the Partnership, (ii) following a Managing GP Default Event, is authorized and obliged to manage, control, administer and operate the business and affairs of the Partnership and to make decisions regarding the business of the Partnership and to represent the Partnership, and (iii) following a Managing GP Default Event, has the full right, power and authority to do any act, take any proceeding, make any decision and execute and deliver any instrument, deed, agreement or document necessary for or incidental to carrying out the objects, purposes and business of the Partnership for and on behalf of the Partnership. In so doing, the Liquidation GP has all of the rights and powers of a general partner as provided in the LP Act and as otherwise provided by law and any action taken by the Liquidation GP will, subject to the provisions of this Agreement, constitute the act of and shall serve to bind the Partnership. The power of the Liquidation GP to represent the Partnership in dealings with third parties is unrestricted insofar as third parties are concerned and no person dealing with the Partnership will be required to inquire into the authority of the Liquidation GP to take any act or proceeding, to make any decision or to execute and deliver any instrument, deed, agreement or document for or on behalf of or in the name of the Partnership.

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Section 8.2	General Powers of the Managing GP and the Liquidation GP.

(1)	Subject to Section 8.3, and without limiting the generality of Section 8.1, the Managing GP has full power and authority for and on behalf of and in the name of the Partnership:

(a)	to negotiate, enter into and to perform any agreement in connection with the establishment, operation, conduct or expansion of the business of the Partnership;

(b)

to manage and control all of the activities of the Partnership and take all measures necessary or appropriate for the business of the Partnership or ancillary thereto, including ensuring compliance by the Partnership with the CMHC Guide;

(c)

to maintain the Partnership Records and accounts of the Partnership including those required to be maintained pursuant to the terms of this Agreement, the CMHC Guide and applicable law and provide reports to the Partners;

(d)	acquire any real or personal property required or desirable for the business of the Partnership and to dispose of any property of the Partnership;

(e)

to borrow money from time to time without limit as to the amount, cost or terms of payment thereof, to draw, make, execute and issue promissory notes, evidences of notes, evidences of indebtedness and other negotiable or non-negotiable instruments and to secure the payment thereof by mortgage, charge, debenture, hypothecation, pledge or by the creation of any other appropriate security interest;

(f)	to cause the Partnership to provide guarantees, indemnities and other forms of assurance;

(g)	to cause the Partnership to provide security for any of its obligations;

(h)	to cause the Partnership to acquire or maintain insurance coverage of any type;

(i)	to employ, retain, engage or dismiss all Persons necessary for the conduct of the business of the Partnership;

(j)	to delegate any of its duties to such other Persons as it sees fit;

(k)

to retain such legal counsel, experts, advisors or consultants as the Managing GP considers appropriate, including the retention of any of same as the Managing GP may, in its discretion, determine to engage on behalf of the Limited Partner in the representation of the Limited Partner, and to rely upon the advice of such persons;

(l)	to open and operate any bank account;

(m)	to establish any required place of business of the Partnership;

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(n)	to pay all costs and expenses of the Partnership;

(o)	to commence or defend any action or proceeding by, against or in connection with the Partnership;

(p)	to collect, sue for and receive all sums of money or other property or items that are believed due to the Partnership;

(q)	to file returns required by any Governmental Authority;

(r)

to execute and file on behalf of the Partnership any elections that are referred to in the Income Tax Act or other applicable tax legislation as are in its reasonable opinion appropriate in the circumstances;

(s)	to invest funds of the Partnership not immediately required for the business of the Partnership;

(t)

to enter into hedge contracts or similar arrangements to permit the Partnership to mitigate or eliminate the Partnership’s exposure to interest rate fluctuations or foreign exchange or other risks associated with the business;

(u)	to make distributions; and

(v)

to do anything that is provided for in this Agreement or that is in furtherance of or is incidental to or is necessary or desirable in respect of the business of the Partnership, including, without limitation, to do all such acts and things and execute all such agreements and other instruments as are necessary to give effect to the transactions described or contemplated by the Prospectus whether or not specifically mentioned in this Agreement.

(2)

Subject to Section 8.3, and without limiting the generality of Section 8.1, the Liquidation GP shall, following a Managing GP Default Event, have full power and authority for and on behalf of and in the name of the Partnership to do any act that prior to the Managing GP Default Event was within the power and authority of the Managing GP.

Section 8.3	Limitation on Authority of Managing GP and Liquidation GP.

(1)

Notwithstanding the general authority and powers granted to the Managing GP or the Liquidation GP hereunder, unless contemplated in or required to comply with any of the Transaction Documents to which the Partnership is a party, the Managing GP and the Liquidation GP will not, without the consent of the Limited Partner, and while there are any Covered Bonds outstanding, the Bond Trustee (and in the case of Section 8.3(1)(i) below the Liquidation GP) and will not cause the Partnership to:

(a)	have an interest in any bank account, other than as set out in the Transaction Documents;

(b)	have any employees or premises or subsidiaries;

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(c)

acquire any material assets (including Substitution Assets) other than pursuant to or in accordance with the terms of the Mortgage Sale Agreement, this Agreement and the other Transaction Documents to which it is a party;

(d)

transfer, sell, exchange, lend, part with or otherwise dispose of, or deal with, or grant any option or present or future right to acquire any of its assets or undertakings or any interest, estate, right, title or benefit therein or thereto or agree or attempt or purport to do so except pursuant to and in accordance with the terms of the Security Agreement or other Transaction Documents to which it is a party;

(e)	enter into any contracts, agreements or other undertakings other than the Transaction Documents;

(f)	incur any indebtedness in respect of borrowed money whatsoever or give any guarantee or indemnity in respect of any such indebtedness other than pursuant to the Transaction Documents;

(g)

create or permit to subsist any mortgage, security, pledge, lien, charge, hypothec or other security interest whatsoever (unless arising by operation of law), upon the whole or any part of its assets or its undertakings, present or future other than as created or permitted in the Security Agreement or the other Transaction Documents to which it is a party;

(h)	change the name or business of the Partnership or do any act in contravention of, or make any amendment to this Agreement, except in accordance with the terms of this Agreement;

(i)	do any act which makes it impossible to carry on the business of the Partnership, including dissolving, terminating, winding-up or otherwise discontinuing the Partnership;

(j)	compromise, compound or release any debt due to it;

(k)	commence, defend, consent to a judgment, settle or compromise any litigation or other claims relating to it or any of its assets;

(l)	permit a person to become a general or limited partner (except in accordance with the terms of this Agreement); or

(m)	consolidate or merge with any other person or convey or transfer its properties or assets substantially as an entirety to any other person.

(2)

Notwithstanding the general authority and powers granted to the Managing GP and the Liquidation GP hereunder, all material transactions and agreements involving the Partnership (other than the Transaction Documents) must be approved by the Managing GP’s board of directors and following a Managing GP Default Event the Liquidation GP’s board of directors.

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Section 8.4	Meetings of the Partners.

(1)	A meeting of the Partners will be held annually or more frequently if a Partners’ meeting is called by the Managing GP in its discretion.

(2)	The Managing GP shall, upon a request from the Limited Partner, call a meeting of the Partners.

(3)

The Managing GP shall deliver notice of the time, place and business to be conducted at any meeting of the Partners at least 15 Canadian Business Days prior to any meeting of the Partners unless such period of notice is waived by the Limited Partner.

Section 8.5	Title to Property.

The Managing GP or the Liquidation GP (if directed by the Managing GP or following a Managing GP Default Event) may hold legal title to any or all property of the Partnership in its name for the benefit of the Partnership.

Section 8.6	Discharge of Duties of Managing GP and Liquidation GP.

Each of the Managing GP and the Liquidation GP agrees to exercise its powers and discharge its duties under this Agreement honestly, in good faith and in the best interests of the Partnership and in connection therewith shall exercise the standard and degree of care, diligence and skill that a reasonably prudent Person would exercise in comparable circumstances.

Section 8.7	Reimbursement.

The Managing GP and the Liquidation GP will, subject to the terms of Article 6 (Priorities of Payments), each be entitled to be reimbursed by the Partnership for all out-of-pocket expenses incurred in the performance of its duties hereunder.

Section 8.8	Commingling of Funds.

The funds and assets of the Partnership shall not (except in accordance with the terms of this Agreement, the other Transaction Documents and the CMHC Guide) be commingled with the funds or assets of the Managing GP or the Liquidation GP or of any other Persons. For greater certainty, subject to commingling as permitted in accordance with the terms of this Agreement, the other Transaction Documents and the CMHC Guide, all cash and Substitution Assets of the Partnership shall be held in one or more Guarantor Accounts and all Substitution Assets shall be segregated from the assets of the Account Bank.

Section 8.9	Execution of Documents

Any and all powers of the Managing GP or of the Liquidation GP may be exercised by the execution and delivery by such person or an agent, director, officer or employee of such person designated by such person for and on behalf of and in the name of the Partnership, and under seal or otherwise, of agreements, instruments, deeds or other documents in such forms as the Managing GP or Liquidation GP, as the case may be, or their respective agent, director, officer or employee designated for such purpose may deem sufficient.

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Section 8.10	Delegation

Each of the Managing GP and the Liquidation GP may contract with any other Person to carry out any of their respective duties and may delegate to such person any power and authority of such person hereunder, but no such contract or delegation will relieve such person of any of its obligations hereunder, including its obligations in connection with the control of the business, affairs and undertaking of the Partnership.

Section 8.11	Insurance.

The Managing GP may, on behalf of the Partnership, purchase and maintain, or cause to be purchased and maintained, for the benefit of the Partnership and the operation of the business thereof, property, casualty and other insurance of such types and coverages as the Managing GP determines to be appropriate in the circumstances.

Section 8.12	Ostensible Authority.

Each of the Managing GP and the Liquidation GP will, where it deems necessary and practicable, insert, and cause agents of the Partnership to insert, the following clause in any contracts or agreements to which the Partnership is a party or by which it is bound:

“BMO Covered Bond Guarantor Limited Partnership is a limited partnership formed under the Limited Partnerships Act (Ontario), a limited partner of which is, except as expressly required by law, only liable for any of its liabilities or any of its losses to the extent of the amount that the limited partner has contributed or agreed to contribute to its capital.”

Section 8.13	Decisions by Partners following the appointment of a liquidator or receiver to any Partner.

Without limiting anything else contained herein, at any time a liquidator or receiver is appointed in respect of a Partner, any decisions of the Partnership that are reserved to that Partner or that requires the unanimous consent of the Partners will be made by the Partner(s) not then in liquidation or receivership, as the case may be, and such Partner shall be deemed to have consented to such decision.

ARTICLE 9

REGISTERED OFFICE, BOOKS AND RECORDS, FINANCIAL

INFORMATION AND OTHER GENERAL PARTNER COVENANTS

Section 9.1	Registered Office.

The Managing GP will maintain a registered office at Suite 6100, 1 First Canadian Place, 100 King Street West, Toronto, Ontario, M5X 1B8 and/or at such other place or places in

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Canada as the Managing GP may from time to time determine, and keep there a copy of this Agreement and any amendments hereto and copies of any other documents required to be so kept pursuant to section 33 of the LP Act or any other laws of similar application in any other jurisdiction in which the Partnership carries on business.

Section 9.2	Records.

The Managing GP will:

(a)	maintain a record (the “Record”) and record therein the full names and addresses of the Partners;

(b)	maintain and update the Partnership Record and such other records as may be required by law; and

(c)	from time to time make on behalf of the Partnership all filings with any Governmental Authority that are required to be made by the Partnership.

Section 9.3	Books of Account.

The Managing GP must keep and maintain, or cause to be kept and maintained, at its principal place of business, separate from any records of the Managing GP or any other Person, full, complete and accurate books of account, and records of the business of the Partnership, including:

(a)	the Principal Ledger, which shall record all receipts of Principal Receipts and distribution of Principal Receipts;

(b)

the Pre-Maturity Liquidity Ledger, which will record the credits and debits of funds available to repay any Series of Hard Bullet Covered Bonds on the Final Maturity Date thereof if the Pre-Maturity Test has been breached;

(c)	the Revenue Ledger, which shall record all receipts of Revenue Receipts and distribution of Revenue Receipts;

(d)	the Reserve Ledger, which shall record all Revenue Receipts and Principal Receipts credited to the Reserve Fund up to the Reserve Fund Required Amount and debits made to the Reserve Fund;

(e)	the Capital Account Ledger for each Partner which shall record the balance of each Partner’s Capital Contributions and distribution of those Capital Contributions; and

(f)	the Payment Ledger, which shall record payments by or on behalf of the Partnership.

Limited Partnership Agreement

Section 9.4	Inspection of Record and Books of Account.

(1)

Any Partner may, upon five (5) Canadian Business Days’ written notice to the Managing GP, inspect copies of the books and records of the Partnership including, without limitation, the Partnership Record, any of the documents to which access is permitted pursuant to section 33(3) of the LP Act and any documents referred to in Section 9.3, at the Limited Partner’s expense during normal business hours.

(2)

Without limitation of any audit rights the Limited Partner may have pursuant to any other agreement among the parties hereto, the Limited Partner may, at its expense and upon reasonable written notice to the Managing GP, audit the books of account and records of the business of the Partnership.

Section 9.5	Appointment of Guarantor Auditor.

(1)

The Managing GP, with the consent of the Limited Partner, may retain the Guarantor Auditor to review and report to the Partners upon the financial statements of the Partnership for, and as at the end of each Financial Year.

(2)	Following appointment, the Guarantor Auditor may be replaced by the Managing GP, or a new Guarantor Auditor may be appointed by the Managing GP in each case with the consent of the Limited Partner.

Section 9.6	Annual Report and Income Tax Information.

Within 90 days after the end of each Fiscal Year (or such shorter period of time as may be required by, or necessary in order to comply with, applicable law), the Managing GP will forward or cause to be forwarded to each Partner and to each Person who was shown on the Partnership Record as a Partner during such Fiscal Year:

(a)

if requested by a Partner, financial statements of the Partnership as at the end of, and for, such Fiscal Year (prepared in accordance with IFRS, consistently applied), together with a report of the Guarantor Auditor if applicable;

(b)	a report of distributions to Partners in respect of such Fiscal Year;

(c)	such other information as is required to be provided to Partners pursuant to applicable legislation; and

(d)

information concerning the amount of Taxable Income or Taxable Loss and credits and charges to capital allocated to such Person and such other information as may be necessary to enable such Person to file applicable Canadian federal and provincial income tax returns with respect to such Person’s income from the Partnership in respect of such Fiscal Year.

Limited Partnership Agreement

Section 9.7	Investing in Substitution Assets.

(1)

At any time that no Asset Coverage Test Breach Notice is outstanding and prior to a Notice to Pay having been served on the Partnership, the Partnership may invest in and hold Substitution Assets, provided that the aggregate value of the Substitution Assets held by the Partnership does not at any time exceed 10% of the aggregate value of (x) the aggregate loan balance of the Loans in the Portfolio; (y) the face value of any Substitution Assets; and (z) the aggregate cash balances held by the Partnership (subject to the Prescribed Cash Limitation), and provided that such investments are made in accordance with the terms of the Cash Management Agreement and subject to Article 6 (Priorities of Payments).

(2)

At any time an Asset Coverage Test Breach Notice is outstanding or a Covered Bond Guarantee Activation Event has occurred, the Managing GP must, or must cause the Cash Manager (on behalf of the Partnership) to sell the Substitution Assets held by or on behalf of the Partnership as quickly as reasonably practicable, the proceeds of which shall be credited to the GDA Account, subject at all times to the Prescribed Cash Limitation.

Section 9.8	Prescribed Cash Limitation

(1)

The maximum amount of cash which may be held by the Partnership (the “Prescribed Cash Limitation”) being equal to (i) the amount necessary to meet its payment obligations for the immediately succeeding six months pursuant to the terms of the Transaction Documents, or (ii) such greater amount of cash as CMHC may at its discretion permit in accordance with the Covered Bond Legislative Framework and the CMHC Guide; provided that to the extent that cash receipts of the Partnership cause it to hold cash in excess of the amount specified in clause (i), the Partnership will not be in breach of this covenant if it uses such excess amount (x) to purchase New Loans and their Related Security for the Portfolio pursuant to the terms of the Mortgage Sale Agreement; and/or (y) to invest in Substitution Assets in an amount not exceeding the prescribed limit under the CMHC Guide; and/or (z) subject to complying with the Asset Coverage Test and/or the Amortization Test, as applicable, to make Capital Distributions to the Limited Partner, in each case, within 31 days of receipt.

(2)

For greater certainty, amounts standing to the credit of the Pre-Maturity Liquidity Ledger and the Reserve Fund (other than, in each case, those amounts that constitute Substitution Assets) constitute cash and are subject to the Prescribed Cash Limitation.

(3)

In the event that the Partnership is required to fund the Pre-Maturity Liquidity Ledger and/or the Reserve Fund in accordance with the Transaction Documents and such funding would cause the Partnership to hold cash in excess of the Prescribed Cash Limitation, any cash held by the Partnership in excess of such cash standing to the credit of the Pre-Maturity Liquidity Ledger and the Reserve Fund may be used in accordance with clauses (x), (y) and (z) in paragraph (1) above. In the event that the Partnership is in breach of the Prescribed Cash Limitation and either (i) it does not hold any cash other than the amounts it is required to hold in order to fund the Pre-Maturity Liquidity Ledger and the Reserve Fund in accordance with the Transaction Documents, or (ii) a Notice to Pay has

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been served on the Partnership, the Partnership may request that CMHC, in accordance with the discretion granted to it under the Covered Bond Legislative Framework and the CMHC Guide, permit the Partnership to hold such amount of cash in excess of the Prescribed Cash Limitation as may be required to allow it to comply with the Transaction Documents in the circumstances.

Section 9.9	Risk Mitigation

(1)

To the extent not already in place, the Managing GP shall cause the Partnership to enter into a Covered Bond Swap Agreement at the time of issuance of each Series or Tranche of Covered Bonds and an Interest Rate Swap Transaction at the time of each transfer of Loans and their Related Security to the Portfolio, in each case, the purpose or effect of which is to materially mitigate the Partnership’s risk of financial loss or exposure from fluctuations in interest rates or currency exchange rates affecting, or which may come to affect, its obligation to make one or more payments, in accordance with Section 4.5 of the CMHC Guide.

(2)

Notwithstanding the foregoing, Swap Agreements entered into as required pursuant to Section 9.9(a) may be structured to allow for the postponement of cash flows thereunder until the Covered Bond Swap Effective Date or the Interest Rate Swap Effective Date, as applicable.

Section 9.10	Notices to CMHC re: Swap Agreements

(1)

The Partnership shall provide notice to CMHC of the termination (or novation) of each Swap Agreement contemporaneously with the earlier of (i) notice of such termination (or novation) to a Rating Agency, (ii) notice of such termination (or novation) being provided to or otherwise made available to Covered Bondholders and (iii) five Canadian Business Days following such termination (or novation). Any such notice shall include the reasons for the termination (or novation) and, if the applicable Swap Agreement has been novated, all information relating to the replacement Swap Provider required by the CMHC Guide and the documentation governing such novated Swap Agreement.

(2)

In the event that a Ratings Trigger under a Swap Agreement is breached and the obligations of the applicable Swap Provider are guaranteed by another entity, the Partnership shall forthwith notify CMHC of the identity of such guarantor and the ratings by each of the Rating Agencies of the short-term, unsecured, unsubordinated and unguaranteed debt obligations of such guarantor.

ARTICLE 10

NEW LIMITED PARTNERS

Section 10.1	Transfer.

(1)

No change of name or address of a Limited Partner, no Transfer of an interest in the Partnership and no admission of a new Partner will be effective for the purposes of this Agreement unless and until: (a) prior written notice of the same has been delivered to CMHC, each of the Partners and the Bond Trustee, (b) each of the Partners and the Bond

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Trustee pursuant to Section 10.1(2)(e) below has consented thereto (provided that such consent shall not be required for the Limited Partner to Transfer all or a portion of its interest in the Partnership to a Subsidiary, provided such Subsidiary is not a Non-Resident), (c) the transferee has in accordance with the requirements of this Agreement, delivered a form of transfer and power of attorney satisfactory to the Managing GP, acting reasonably, and agreed to accede to and become bound by this Agreement and has delivered such documents and other instruments as the Managing GP may reasonably request, (d) such change, transfer or addition is duly reflected in the Partnership Record, (e) the Rating Agency Condition has been satisfied in respect of such change, transfer or addition, and (f) such Transfer will not cause, or would not reasonably be expected to cause, a breach of the CMHC Guide. The names and addresses of the Limited Partner(s) as reflected from time to time in the Partnership Record, as from time to time amended, will be conclusive as to such facts for all purposes of the Partnership.

(2)

In addition to the requirements set forth in Section 10.1(1), any new Limited Partner (except a Subsidiary of the Limited Partner, provided such Subsidiary is not a Non-Resident) shall while there are Covered Bonds outstanding:

(a)

accede to the terms of the Mortgage Sale Agreement (with such subsequent amendments as may be agreed by the parties thereto) or enter into a new mortgage sale agreement with the Partnership and the Bond Trustee, in each case so that it has, in relation to New Loans and their Related Security to be sold by such new Limited Partner, substantially the same rights and obligations as the Limited Partner had in relation to those Loans and their Related Security (as applicable) comprised in the Initial Portfolio under the Mortgage Sale Agreement;

(b)

accede to the Dealership Agreement and enter into such other documents as may be required by the Bond Trustee and/or the Partnership to give effect to the addition of such new Limited Partner to the transactions contemplated under the Program;

(c)	ensure that any New Loans and their Related Security sold by such new Limited Partner to the Partnership comply with the Loan Representations and Warranties set out in the Mortgage Sale Agreement;

(d)

procure that either the Servicer services the New Loans and their Related Security sold by the new Limited Partner on the terms set out in the Servicing Agreement (with such subsequent amendments as may be agreed by the parties thereto) or the new Limited Partner (or its nominee) enter into a servicing agreement with the Partnership and the Bond Trustee which sets out the servicing obligations of the new Limited Partner (or its nominee) in relation to the New Loans and their Related Security and which is on terms substantially similar to the terms set out in the Servicing Agreement (the fees, if any, payable to the Servicer or the new Limited Partner (or its nominee) acting as servicer of such New Loans and their Related Security would be determined on the date of the accession of such new Limited Partner to the Program); and

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(e)

while there are Covered Bonds outstanding, procure written confirmation from the Bond Trustee that it is satisfied that the accession of such new Limited Partner to the Partnership will not prejudice the Asset Coverage Test and is not materially prejudicial to Covered Bondholders.

(3)

Upon receipt of any notice in writing from any Partner complying with the terms of this Agreement and requiring the updating of the Partnership Record or any similar document or instrument or other filing under the LP Act or legislation similar to the LP Act in other provinces and territories, the Managing GP shall prepare, file and record such update in the Partnership Record or other document or instrument or other filing.

ARTICLE 11

REMOVAL AND RESIGNATION OF THE MANAGING GENERAL

PARTNER

AND THE LIQUIDATION GENERAL PARTNER

Section 11.1 Assignment of Interest.

Except with the prior approval of all other Partners, or as otherwise expressly provided in this Agreement and provided that at least 10 Canadian Business Days’ prior written notice has been provided to DBRS (if DBRS is a Rating Agency), neither the Managing GP nor the Liquidation GP shall sell, assign, Transfer or otherwise dispose (including by way of amalgamation, arrangement, merger or consolidation) of its interest in the Partnership.

Section 11.2 Removal of Managing GP.

(1)	Upon the occurrence of any of the following events:

(i)	the passing of any resolution of the directors or the shareholder of the Managing GP requiring or approving the bankruptcy, dissolution, liquidation or winding up of the Managing GP;

(ii)	the making of any assignment for the benefit of creditors of the Managing GP, or upon the appointment of a receiver of the assets and undertaking of the Managing GP,

(iii)	the appointment of a receiver of the assets and undertaking of the Managing GP, or

(iv)	the occurrence of an Issuer Event of Default,

(each a “Managing GP Default Event”),

the Managing GP shall cease to be the managing general partner of the Partnership.

(2)

Forthwith following a Managing GP Default Event, the Liquidation GP shall be automatically appointed as the new Managing GP without the need for consent on the part of any Person or any further act or formality and notice of such appointment shall be delivered forthwith to each of the other Partners, CMHC, DBRS (as long as it is a Rating Agency) and the Bond Trustee.

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Section 11.3	Resignation of Managing GP or the Liquidation GP.

The Managing GP or the Liquidation GP may resign as the Managing GP or the liquidation general partner, as the case may be, on not less than 180 days’ prior written notice to the other Partners, and such resignation will become effective upon the earlier of the appointment of a replacement by unanimous consent of the remaining Partners (provided that the Rating Agency Condition has been satisfied in respect thereof), and while any Covered Bonds are outstanding, the Bond Trustee, and the last day of such 180 day period, following which in the case of the Managing GP resigning, the Liquidation GP shall be deemed to be appointed as the new Managing GP, provided, however, that neither the Managing GP nor the Liquidation GP may resign if the effect thereof would be to dissolve the Partnership. In the event the Liquidation GP resigns in accordance with this Section 11.3, the Managing GP shall forthwith use its best commercially reasonable efforts to without delay locate a new liquidation general partner that meets the requirements of the CMHC Guide to be appointed by the unanimous consent of the other Partners, and, while there are Covered Bonds outstanding, the Bond Trustee.

Section 11.4	Transfer to New Managing GP.

On the admission to the Partnership of the new Managing GP of the Partnership (the “New Managing GP”) and the removal or resignation of the Managing GP, the departing Managing GP (the “Departing Managing GP”) must do all things and take all steps necessary or desirable to transfer to the New Managing GP the administration, management, control and operation of the business of the Partnership and the books, records and accounts of the Partnership to the New Managing GP and must execute and deliver all deeds, certificates, declarations and other documents necessary or desirable to effect such transfer in a timely fashion.

Section 11.5	Release.

On the resignation or removal of the Managing GP or of the Liquidation GP, the Partnership will release and hold harmless the resigning or removed Managing GP or Liquidation GP, as the case may be, from all costs, damages, liabilities or expenses suffered or incurred by it as a result of or arising out of events occurring after such resignation or removal, as the case may be, other than as a result of or arising out of any wilful act by the Departing Managing GP or departing Liquidation GP, as the case may be, in relation to the Partnership occurring after such resignation or removal, as the case may be.

Section 11.6	Transfer of Title to New Managing GP.

On the removal or withdrawal of the Managing GP and the admission of the New Managing GP, the Departing Managing GP, at the cost of the Partnership, must transfer title to all of the Partnership’s property that is registered in the name of the Departing Managing GP to the name of the New Managing GP or a nominee on its behalf. The Departing Managing GP must execute and deliver all deeds, certificates, declarations and other documents necessary or desirable to effect such transfer in a timely fashion.

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Section 11.7	New Managing GP.

(1)

The New Managing GP must not be a Non-Resident and must become a party to this Agreement by signing a counterpart hereof and confirming that the representations, warranties and covenants in Section 2.8(1) are true and correct in respect of the New Managing GP. The New Managing GP must agree to be bound by all of the provisions of this Agreement and any other agreement respecting the Partnership to which the Departing Managing GP is bound and must assume the obligations, duties and liabilities of the Managing GP under such agreements as of the date that the New Managing GP becomes the Managing GP.

(2)

At any time the Liquidation GP becomes the Managing GP pursuant to the terms of this Agreement, it may appoint a replacement Managing GP for itself, with the consent of the Limited Partner and, while there are Covered Bonds outstanding, the Bond Trustee; provided, however, that if an Issuer Event of Default has occurred and is continuing, the replacement Managing GP shall not be the Issuer or an Affiliate of the Issuer. Following the appointment of a replacement Managing GP for the Liquidation GP, the Liquidation GP shall cease to be the Managing GP and resume its rights and obligations hereunder as liquidation general partner, and shall be treated as a Departing Managing GP, provided that it will not be released as the liquidation general partner pursuant to Section 11.5.

ARTICLE 12

DISSOLUTION OF PARTNERSHIP

Section 12.1	Events of Dissolution.

The Partnership will be dissolved on the earliest to occur of:

(a)

the authorization by a resolution of the Limited Partner in writing of such dissolution, provided that the effective time of such resolution is at least two years after the Final Maturity Date for the final Tranche or Series of Covered Bonds then outstanding; and

(b)	the date of a dissolution caused by operation of law.

Section 12.2	Events Not Causing Dissolution.

Except as expressly provided in Section 12.1(a) above, the Partnership will not be dissolved or terminated by the amendment of this Agreement or the Partnership Record or by the resignation, removal, bankruptcy, insolvency, dissolution, liquidation, winding up or receivership of, or the admission, resignation or withdrawal of any Partner.

Limited Partnership Agreement

Section 12.3	Receiver.

Subject to the terms of the Security Agreement, upon the occurrence of any of the events set out in Section 12.1, and while there are Covered Bonds outstanding, the Liquidation GP, and when there are no Covered Bonds outstanding, the Managing GP will serve as the receiver of the Partnership, provided that if such person is unable or unwilling to act in such capacity, such Person shall, with the consent of the Limited Partner, and while there are no Covered Bonds outstanding, the Bond Trustee will appoint some other appropriate person or party to act as the receiver of the Partnership.

Section 12.4	Liquidation of Assets and Distribution of Proceeds of Liquidation.

(1)

The receiver appointed pursuant to Section 12.3 will prepare or cause to be prepared a statement of financial position of the Partnership which will be reported upon by the Guarantor Auditors, if applicable, and a copy of which will be forwarded to each Person who was shown on the Partnership Record as a Partner at the date of dissolution. Subject to the terms of the Transaction Documents, the receiver will wind up the affairs of the Partnership and all property of the Partnership will be liquidated in an orderly manner and will distribute the net proceeds of the liquidation of the Partnership in accordance with Article 6 (Priorities of Payments). The receiver will manage and operate the assets and undertaking of the Partnership and will have all powers and authority of the Managing GP under this Agreement. The receiver will be paid its reasonable fees and disbursements incurred in carrying out its duties as such.

(2)

If the Partnership is required to make “in specie” distributions of property in lieu of cash, then the fair market value (as determined by the receiver) thereof shall be used to determine the amounts to be distributed under this Section 12.4, and in the event that “in specie” distributions are required in a case where the Partnership has granted security on any of its assets, then such assets may be distributed directly or indirectly (including via another entity) in such manner as is considered appropriate by the Managing GP and while there are Covered Bonds outstanding, the Bond Trustee, so as to preserve such security interest while giving the Partners (except for the Liquidation GP), directly or indirectly, the pro rata interests they are entitled to.

Section 12.5	Termination of Partnership.

The Partnership will terminate when all of its assets have been sold and the net proceeds therefrom, after payment of or due provision for the payment of all debts, liabilities and obligations of the Partnership to creditors and all reserves, have been distributed as provided in this Article 12.

ARTICLE 13

AMENDMENTS

Section 13.1	Generally.

Subject to Section 13.2, this Agreement may be amended only by an agreement in writing signed by each of the Partners and while there are Covered Bonds outstanding, with the written consent of

Limited Partnership Agreement

the Bond Trustee. Each proposed amendment to or waiver of this Agreement that is considered by the Managing GP to be a material amendment or waiver shall be subject to satisfaction of the Rating Agency Condition. Notwithstanding the foregoing, any amendment to this Agreement for the purposes of addressing changes to the CMHC Guide shall not require the consent of any party nor shall it require satisfaction of the Rating Agency Condition. For certainty, any amendment to (a) a Ratings Trigger provided for in this Agreement that lowers the ratings specified therein, or (b) the consequences of breaching a Ratings Trigger provided for in this Agreement that makes such consequences less onerous, shall, with respect to each affected Rating Agency only, be deemed to be a material amendment and shall be subject to satisfaction of the Rating Agency Condition.

Section 13.2	Amendments by Managing GP.

(1)

From time to time and without prior notice to, or the consent of, any Partner, the Managing GP may amend any provision of this Agreement or add any provision hereto if such amendment or addition is, in the opinion of counsel to the Partnership, necessary or desirable for the protection or benefit of the Limited Partner or necessary or desirable to cure an ambiguity in, or to correct or supplement, any provision contained in this Agreement which is defective or inconsistent with any other provision contained in this Agreement or any of the Transaction Documents, provided that such cure, correction or supplemental provision does not and will not affect adversely the interests of the Limited Partner, the Liquidation GP, or, while there are Covered Bonds outstanding, the Bond Trustee (on behalf of the holders of the Covered Bonds) without such Person’s written consent.

(2)

For purposes of greater certainty and without limiting Section 13.2(1), the Managing GP may make amendments to this Agreement (subject to the consent of the Limited Partner, the Liquidation GP, or, while there are Covered Bonds outstanding the Bond Trustee if such party’s respective interests would be adversely affected) to reflect:

(a)	a change in the name of the Partnership or the location of the principal office of the Partnership or the registered office of the Partnership;

(b)	the admission, substitution, withdrawal or removal of the Limited Partner in accordance with this Agreement;

(c)

a change that, as determined by the Managing GP, is reasonable and necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership in which the Limited Partner has limited liability under the applicable laws;

(d)

a change that, as determined by the Managing GP, is reasonable, necessary or appropriate to enable the Partnership to take advantage of, or not be detrimentally affected by, changes in the Income Tax Act or other taxation laws; or

(e)	a change to amend or add any provision, or to cure any ambiguity or to correct or supplement any provisions contained in this Agreement that may be defective or

Limited Partnership Agreement

inconsistent with any other provision contained in the Agreement or any of the Transaction Documents, or which should be made to make the Agreement consistent with the disclosure set out in the Prospectus.

Section 13.3	Notice of Amendment.

The Managing GP shall notify or shall cause notice to be delivered to each of the other Partners and, while there are Covered Bonds outstanding, the Bond Trustee and the Rating Agencies, and if required pursuant to the CMHC Guide, CMHC, of the full details of any amendment, variation or waiver to this Agreement or any other Transaction Document to which it is a party within five Canadian Business Days of the effective date of such amendment provided that failure to deliver such notice shall not constitute a breach of its obligations under this Agreement or any other Transaction Document.

ARTICLE 14

CONFIDENTIALITY

Section 14.1	Confidentiality.

(1)

Subject to Section 14.1(2) below, each of the Partners agrees not to disclose to any person any information relating to the business, finances or other matters of a confidential nature of or relating to any other party to this Agreement or any of the Transaction Documents which it may have obtained as a result of having entered into this Agreement or otherwise.

(2)	The provisions of Section 14.1(1) above shall not apply:

(a)

to the disclosure of any information to any person who is a party to any of the Transaction Documents as expressly permitted by the Transaction Documents or to CMHC or any other Person as may be required under the CMHC Guide and the Covered Bond Legislative Framework;

(b)	to the disclosure of any information which is or becomes public knowledge otherwise than as a result of the wrongful conduct of the recipient;

(c)

to the extent that the recipient is required to disclose the same pursuant to and in accordance with (i) any law or order of any court or pursuant to any direction or requirement (whether or not having the force of law) of any central bank or any governmental or other regulatory, securities or taxation authority, or (ii) the CMHC Guide and the Covered Bond Legislative Framework;

(d)

to the extent required to protect or enforce any of its rights under any of the Transaction Documents or hereunder or for the purpose of discharging, in such manner as it thinks fit, its duties under or in connection with such agreements in each case to such persons as require to be informed of such information for such purposes;

Limited Partnership Agreement

(e)	to the disclosure of any information to professional advisers who receive the same under a duty of confidentiality;

(f)	to the disclosure of any information with the consent of the parties to this Agreement and, while there are Covered Bonds outstanding, the Bond Trustee;

(g)

to the disclosure to the Rating Agencies or any of them of such information as may be requested by any of them for the purposes of setting or reviewing the rating assigned to the Covered Bonds (or any of them), provided that no information which would disclose the identity of a Borrower shall be disclosed to the Rating Agencies or any of them; or

(h)	to the disclosure of any information disclosed to a prospective transferee of the Limited Partner (provided that it is disclosed on the basis that the recipient will hold it confidential).

ARTICLE 15

MISCELLANEOUS

Section	15.1 Effective Time.

This Agreement shall be effective at 12:00 a.m. (Toronto time) on the date first noted above.

Section	15.2 Notices.

(1)

Any notice, direction or other communication given under this Agreement shall be in writing and given by delivering it or sending it by prepaid first class mail to, in the case of the Bond Trustee the address provided below and in the case of the Partners, to the registered office of such person set forth in the Partnership Record, by facsimile transmission to facsimile number set forth below, or by e-mail to the e-mail address set forth below, as applicable:

(a)	in the case of the Partnership to:

BMO Covered Bond Guarantor Limited Partnership

c/o Bank of Montreal

18th Floor, 1 First Canadian Place

100 King Street West

Toronto, ON M5X 1A1

Attention:	Senior Manager, Securitization Finance and Operations
Fax:	416-867-4166

Limited Partnership Agreement

(b)	in the case of the Managing GP to:

BMO Covered Bond GP, Inc.

c/o Bank of Montreal

18th Floor, 1 First Canadian Place

100 King Street West

Toronto, ON M5X 1A1

Attention:	Senior Manager, Securitization Finance and Operations
Fax:	416-867-4166

(c)	in the case of the Liquidation GP to:

8429065 Canada Inc.

c/o Computershare Trust Company of Canada

100 University Avenue

8th Floor, North Tower

Toronto, Ontario

Canada M5J 2Y1

Attention:	Manager, Corporate Trust
Fax:	(416) 981-9777

Limited Partnership Agreement

(d)	in the case of the Limited Partner to:

Bank of Montreal

18th Floor

1 First Canadian Place

100 King Street West

Toronto ON M5X 1A1

Attention:	Senior Manager, Securitization Structuring
Fax:	416-867-7193

(e)	in the case of the Bond Trustee to:

Computershare Trust Company of Canada

100 University Avenue

8th Floor, North Tower

Toronto, Ontario

Canada M5J 2Y1

Attention:	Manager, Corporate Trust
Fax:	(416) 981-9777

(2)

Any such communication will be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Canadian Business Day and such delivery was made prior to 4:00 p.m. (Toronto time) and otherwise on the next Canadian Business Day, (ii) in the case of first class post, when it would be received in the ordinary course of the post, or (ii) if transmitted by e-mail or facsimile transmission on the Canadian Business Day following the date of transmission provided the transmitter receives a confirmation of receipt.

(3)

Any party may change its physical or e-mail address for notice, or facsimile contact information for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such party at its changed physical or e-mail address, or facsimile contact information, as applicable.

Section	15.3 Time of the Essence.

Time will be of the essence of this Agreement.

Section	15.4 Third Party Beneficiaries.

Except as expressly otherwise provided herein, the parties intend that this Agreement will not benefit or create any right or cause of action in, or on behalf of, any Person other than the parties hereto and no Person, other than a party will be entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum.

Limited Partnership Agreement

Section	15.5 Bond Trustee.

(1)

It is hereby acknowledged and agreed that by its execution of this Agreement the Bond Trustee shall not assume or have any of the obligations or liabilities of the Partnership or any of the Partners under this Agreement and that the Bond Trustee has agreed to become a party to this Agreement for the purpose only of taking the benefit of this Agreement, including the right of the Bond Trustee to agree to amendments to the terms hereof. For greater certainty, the parties to this Agreement acknowledge that the rights and obligations of the Bond Trustee are governed by the terms of the Trust Deed and the Security Agreement. Any liberty or right which may be exercised or determination which may be made under this Agreement by the Bond Trustee may be exercised or made in the Bond Trustee’s absolute discretion without any obligation to give reasons therefore and the Bond Trustee shall not be responsible for any liability occasioned by so acting if acting in accordance with the terms of the Trust Deed and the Security Agreement, but without prejudice to the obligation of the Bond Trustee to act reasonably.

(2)

In the event that there is any change in the identity of the Bond Trustee, the Managing GP, and the Partners, if required, shall execute such documents with any other parties to this Agreement and take such actions as such new Bond Trustee may reasonably require for the purposes of vesting in such new Bond Trustee the rights of the Bond Trustee under this Agreement and under the Security Agreement and while any of the Covered Bonds remain outstanding shall give notice thereof to the Rating Agencies.

Section	15.6 Binding Effect.

This Agreement will be binding upon and enure to the benefit of the parties hereto and any partner who may from time to time be admitted to the Partnership in accordance with the terms of this Agreement, their respective successors and, to the extent permitted hereunder, assigns.

Section	15.7 Further Assurances.

The parties will perform and cause to be performed any further and other acts and things and execute and deliver or cause to be executed and delivered any further and other documents as may be reasonably necessary to carry out the terms and intent of this Agreement.

Section	15.8 Limited Partner Not A GP.

If any provision of this Agreement has the effect of imposing upon the Limited Partner any of the liabilities or obligations of a general partner, such provision will be of no force and effect but the remainder of this Agreement will continue in effect.

Section	15.9 Waiver.

(1)

No waiver of any of the provisions of this Agreement will be deemed to constitute a waiver of any other provision (whether or not similar), nor will such waiver be binding unless executed in writing by the party to be bound by the waiver.

Limited Partnership Agreement

(2)

No failure on the part of a party to exercise, and no delay in exercising, any right under this Agreement will operate as a waiver of such right; nor will any single or partial exercise of any such right preclude any other or further exercise of such right or the exercise of any other right.

Section	15.10 Successors and Assigns.

(1)	This Agreement will be binding upon and enure to the benefit of the parties and their respective successors and permitted assigns.

(2)	Neither this Agreement nor any of the rights or obligations under this Agreement will be assignable or transferable by any party except in accordance with the terms of this Agreement.

Section	15.11 Severability.

If any provision of this Agreement is determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision will be severed from this Agreement and the remaining provisions will continue in full force and effect.

Section	15.12 Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to conflict of law principles.

Section	15.13 Counterparts.

This Agreement may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together will be deemed to constitute one and the same instrument.

Section	15.14 No Personal Liability for Limited Partners.

No limited partner shall have any liability as a general partner of the Partnership.

Section	15.15 Submission to Jurisdiction.

Each of the parties hereto irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the Province of Ontario in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the courts of the Province of Ontario are an inconvenient forum for the maintenance or hearing of such action or proceeding.

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Limited Partnership Agreement

IN WITNESS WHEREOF the parties have entered into this Limited Partnership Agreement as of the date first above written.

BMO COVERED BOND GP, INC.

Per:	/s/ Chris Hughes
Name: Chris Hughes
Title: President and Secretary

8429065 CANADA INC.

Per:	/s/ Stuart Swartz
Name: Stuart Swartz
Title: President

BANK OF MONTREAL

Per:	/s/ Cathy Cranston
Name: Cathy Cranston
Title: Senior Vice President, Finance & Treasurer

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:	/s/ Sean Pigott
Name: Sean Pigott
Title: Corporate Trust Officer

Per:	/s/ Stanley Kwan
Name: Stanley Kwan
Title: Associate Trust Officer

Limited Partnership Agreement

Schedule 1

Additional Representations and Warranties

(a)	No encumbrance exists over or in respect of any of its assets.

(b)	It has not engaged in any activities since its incorporation other than:

(i)	those incidental to its registration under the Canada Business Corporations Act;

(ii)	other appropriate corporate steps;

(iii)	the authorisation and execution of the relevant Transaction Documents; and

(iv)	the activities referred to or contemplated by the relevant Transaction Documents as being performed by it in the Prospectus.

(c)	Since its date of incorporation there has been no material adverse change in its financial position or prospects.

(d)

It is not the subject of any governmental or official investigation or inquiry and to its knowledge, none is progressing or pending or has been threatened in writing against it, which may have a material adverse effect on any of it, any relevant Transaction Document, and/or the issue and offering of Covered Bonds under the Program.

(e)

No litigation, arbitration or administrative proceedings of or before any court, tribunal or governmental body has been commenced or, so far as it is aware are pending or threatened against it or any of its assets or revenues which may have a material adverse effect on it, any relevant Transaction Document and/or the issue and offering of Covered Bonds under the Program.

(f)

It has at all times carried on and conducted its affairs and business in its own name as a separate entity and in accordance with its constating documents and all laws and regulations applicable to it and shall continue to do so throughout the continuation of the Partnership.

(g)	It has at all times kept or procured the keeping of proper books of account and records separate from any person or entity.

(h)	All acts, conditions and things required to be done, fulfilled and performed in order:

(i)	to enable it to lawfully enter into each relevant Transaction Document;

(ii)	to enable it lawfully to exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the relevant Transaction Documents;

(iii)	to ensure that the obligations expressed to be assumed by it in the relevant Transaction Documents are legal, valid, binding and enforceable against it; and

Limited Partnership Agreement

have been, fulfilled and performed and are in full force and effect or, as the case may be have been effected, and no steps have been taken to challenge, revoke or cancel any such authorization obtained or effected.

(i)	It has duly executed the relevant Transaction Documents.

(j)

Its entry into and the execution (and, where appropriate, delivery) of the relevant Transaction Documents and the performance by it of its obligations under the relevant Transaction Documents do not and will not conflict with or constitute a breach or infringement of:

(i)	its articles or by-laws;

(ii)	any law applicable to it; or

(iii)	any agreement, indenture, contract, mortgage, deed or other instrument to which it is a party or which is binding on it or any of its assets.

(k)

The obligations expressed to be assumed by it under the relevant Transaction Documents are legal and valid obligations, binding on it and enforceable against it in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(l)	The Transaction Documents to which it is a party have been entered into in good faith for its own benefit and on arm’s length commercial terms.

(m)	It is not in breach of or default under any agreement, indenture, contract, mortgage, deed or other instrument to which it is a party or which is binding on it or any of its assets.

(n)

It is not necessary that any relevant Transaction Document in relation to it be filed, recorded or enrolled with any court or other authority in any jurisdiction in which the assets of the Partnership or the Liquidation GP are located.

(o)

It does not require the consent of any other party or the consent, licence, approval or authorisation of any Governmental Authority in connection with the entering into or performance of the relevant Transaction Documents.

Limited Partnership Agreement

2

Schedule 2

Asset Coverage Test

The “Asset Coverage Test” is met if the ACT Asset Value (as defined below) shall be in an amount at least equal to the ACT Liability Value (as defined below). For greater certainty, references in this Schedule to “immediately preceding Calculation Date” and “previous Calculation Date” are to the Calculation Period ending on the Calculation Date and references to Loans are to Loans in the Portfolio.

Asset Coverage Test = ACT Asset Value – ACT Liability Value

“ACT Asset Value” = A + B + C + D + E - F

where:

A.	the lower of (1) and (2) :

(1)	the sum of the LTV Adjusted Loan Balance of each Loan in the Portfolio net of Adjustments; and

(2)	the sum of the Asset Percentage Adjusted Loan Balance of each Loan in the Portfolio, net of Adjustments

B.	Principal Receipts up to Calculation Date not otherwise applied

C.

Cash Capital Contributions made by Partners of the Partnership (as recorded in capital account ledger for each Partner) or proceeds advanced under the Intercompany Loan Agreement or proceeds from any sale of Eligible Loans or other cash exclusive of Revenue Receipts up to the Calculation Date

D.	Outstanding principal amount of any Substitution Assets

E.	Reserve Fund balance and/or amount credited to the Pre-Maturity Liquidity Ledger, in either case if applicable

F.	Product of:

(1)	weighted average remaining maturity of all outstanding Covered Bonds (in years and, where less than a year, deemed to be a year);

(2)	principal amount outstanding of all Covered Bonds; and

(3)	Negative Carry Factor

“LTV Adjusted Loan Balance” = lower of (1) and (2), where:

(1)	the True Loan Balance of the relevant Loan; and

Limited Partnership Agreement

(2)	if such Loan is a Performing Eligible Loan, 80% of the Market Value of the related Property, or if such Loan is not a Performing Eligible Loan, zero

“Asset Percentage Adjusted Loan Balance” = Asset Percentage x lower of (1) and (2):

(1)	the True Loan Balance of the relevant Loan; and

(2)	if such Loan is a Performing Eligible Loan, the Market Value of the related Property, or if such Loan is not a Performing Eligible Loan, zero

“Performing Eligible Loans” = Eligible Loans less than three months in arrears

“Adjustments” = sum of:

(1)

LTV Adjusted Loan Balance or Asset Percentage Adjusted Loan Balance (as the case may be) of any Performing Eligible Loan in breach of the Loan Representations and Warranties or otherwise subject to the Seller’s repurchase obligation (but yet to be repurchased) under the Mortgage Sale Agreement; and

(2)

financial losses (yet to be recompensed) resulting from any breach by the Seller of any other material warranty in the Mortgage Sale Agreement or from any breach by a Servicer of a material term of the Servicing Agreement

“True Loan Balance” = sum of:

(1)	outstanding loan balance of the relevant Loan; and

(2)	all Arrears of Interest and Accrued Interest with respect to the relevant Loan

“Asset Percentage” = As determined below

“Negative Carry Factor” =

(1)

if the weighted average margin of the interest rate payable on the outstanding Covered Bonds relative to the interest rate receivable on the Portfolio is less than or equal to 0.1% per annum, then 0.5%; and

(2)

if the weighted average margin of the interest rate payable on the outstanding Covered Bonds relative to the interest rate receivable on the Portfolio is greater than 0.1% per annum, then the sum of (x) 0.5% and (y) the weighted average margin of the interest rate payable on the outstanding Covered Bonds less 0.1%, unless the interest rate risk represented by the weighted average margin of the interest rate payable on the outstanding Covered Bonds relative to the interest rate receivable on the Portfolio is addressed or mitigated by the Interest Rate Swap and the “Effective Date” thereunder has occurred, whereupon the Negative Carry Factor shall be nil

Limited Partnership Agreement

2

“ACT Liability Value” =       Nominal amount of Covered Bond liabilities in Canadian Dollars

                                         (with currency transaction undertaken using or at foreign exchange rates reflected in the related Covered Bond Swap Agreement)

The “Asset Percentage” shall be determined as follows:

(i)

On or prior to the Guarantor Payment Date immediately following the Calculation Date falling in February, May, September and November of each year, and on such other date as the Limited Partner may request following the date on which the Limited Partner is required to assign the Interest Rate Swap Agreement to a third party (each such date a “Cash Flow Model Calculation Date”), the Managing GP (or the Cash Manager on its behalf) will determine the percentage figure selected by it as the Asset Percentage based on such methodologies as the Rating Agencies may prescribe from time to time (to ensure sufficient credit enhancement for the Covered Bond Guarantee will be maintained) for the Portfolio based on the value of the Loans and their Related Security in the Portfolio as at the Calculation Date immediately preceding the Cash Flow Model Calculation Date as a whole or on the basis of a sample of Randomly Selected Loans in the Portfolio, such calculations to be made on the same basis throughout unless the Rating Agency Condition has been satisfied in respect thereof.

(1) The Asset Percentage will from time to time be adjusted in accordance with the various methodologies of the Rating Agencies to ensure that sufficient credit enhancement for the Covered Bond Guarantee will be maintained.

(2) The Managing GP (or the Cash Manager on its behalf) will, or will use all reasonable efforts to cause the one or more Rating Agencies to, determine the Asset Percentage at least two days prior to the Guarantor Payment Date following the Cash Flow Model Calculation Date and the Asset Percentage so determined shall be the lowest percentage so determined by any of the Rating Agencies in accordance with this Schedule 2 and shall apply to any calculations in respect of the Calculation Period ending on such Cash Flow Model Calculation Date and each Calculation Period thereafter to but excluding the last day of the following Calculation Period ending on a Cash Flow Model Calculation Date. To the extent a Rating Agency does not respond to a request for a newly-determined Asset Percentage, the Asset Percentage last determined by such Rating Agency shall be applicable with respect to such Rating Agency.

(3) Notwithstanding anything to the contrary in this Schedule 2, the Asset Percentage shall at all times be less than or equal to 95%, as determined in accordance with this Schedule 2 and as provided by Section 15.1(y) of the Trust Deed, provided that the Asset Percentage shall not be less than 80% unless otherwise agreed by the Issuer (and following an Issuer Event of Default, the Partnership for the purposes of making certain determinations in respect of the Intercompany Loan).

Limited Partnership Agreement

3

Schedule 3

Amortization Test

The “Amortization Test” is met if the Amortization Asset Value (as defined below) is in an amount at least equal to the Amortization Liability Value (as defined below). For greater certainty, references herein to “immediately preceding Calculation Date” and “previous Calculation Date” are to the Calculation Period ending on the Calculation Date and references to Loans are to Loans in the Portfolio.

Amortization Test = Amortization Asset Value – Amortization Liability Value

“Amortization Asset Value” = A + B + C - D

where:

A The aggregate Amortization True Loan Balance of each Loan in the Portfolio

B The amount of any cash standing to the GDA Account (exclusive of any Revenue Receipts up to the Calculation Date not otherwise applied)

C Outstanding principal amount of any Substitution Assets

D Product of:

(1)	weighted average remaining maturity of all outstanding Covered Bonds (in years and, where less than a year, deemed to be a year);

(2)	principal amount outstanding of all Covered Bonds; and

(3)	Negative Carry Factor

“Amortization True Loan Balance”: = lower of (1) and (2):

(1)	the True Loan Balance of the relevant Loan; and

(2)	if such Loan is a Performing Eligible Loan, 80% of the Market Value of the related Property, or if such Loan is not a Performing Eligible Loan, zero

“True Loan Balance” = sum of:

(1)	outstanding loan balance of the relevant Loan; and

(2)	all Arrears of Interest and Accrued Interest with respect to the relevant Loan

“Performing Eligible Loans” = Eligible Loans less than three months in arrears

Limited Partnership Agreement

“Negative Carry Factor” =

(1)

if the weighted average margin of the interest rate payable on the outstanding Covered Bonds relative to the interest rate receivable on the Portfolio is less than or equal to 0.1% per annum, then 0.5%; and

(2)

if the weighted average margin of the interest rate payable on the outstanding Covered Bonds relative to the interest rate receivable on the Portfolio is greater than 0.1% per annum, then the sum of (x) 0.5% and (y) the weighted average margin of the interest rate payable on the outstanding Covered Bonds less 0.1%, unless the interest rate risk represented by the weighted average margin of the interest rate payable on the outstanding Covered Bonds relative to the interest rate receivable on the Portfolio is addressed or mitigated by the Interest Rate Swap and the “Effective Date” thereunder has occurred, whereupon the Negative Carry Factor shall be nil

“Amortization Liability Value” = Nominal amount of Covered Bond liabilities in Canadian Dollars (with currency translations undertaken using or at foregoing exchange rates reflected in the related Covered Bond Swap Agreement or, to the extent the foreign exchange risk of a non-CAD denominated Covered Bond liability is not or no longer the subject of (or otherwise addressed or mitigated by) a Covered Bond Swap Agreement (by reason of termination or otherwise) end of day spot foreign exchange rates)

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2

Schedule 4

Pre-Maturity Test

(a)

On each Canadian Business Day that falls within the Pre-Maturity Test Interval (each, a “Pre-Maturity Test Date”) prior to the occurrence of an Issuer Event of Default or the occurrence of a Guarantor Event of Default, the Partnership or the Cash Manager on its behalf will determine if the Pre-Maturity Test has been breached.

(b)	“Pre-Maturity Test Interval” means, with respect to a Canadian Business Day, such Canadian Business Day falls within 12 months of the Final Maturity Date of any Series of Hard Bullet Covered Bonds.

(c)

If one or more Rating Agencies downgrades the Issuer’s unsecured, unsubordinated and unguaranteed debt obligations, or issuer default rating, as applicable, below the Pre-Maturity Required Ratings, then the Issuer will fail and be in breach of the “Pre-Maturity Test”.

Limited Partnership Agreement

Schedule 5

Pre-Acceleration Revenue Priority Of Payments

(a)

first, in or towards satisfaction of any amounts due and payable by the Partnership to third parties and incurred without breach by the Partnership of the Transaction Documents to which it is a party (and for which payment has not been provided for elsewhere in the relevant Priorities of Payments) and to provide for any such amounts expected to become due and payable by the Partnership in the immediately succeeding Guarantor Payment Period and to pay and discharge any liability of the Partnership for taxes;

(b)	second, any amounts in respect of interest due to the Intercompany Loan Provider in respect of the Demand Loan pursuant to the terms of the Intercompany Loan;

(c)	third, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof of:

(i)

any remuneration then due and payable to the Servicer and any costs, charges, liabilities and expenses then due or to become due and payable to the Servicer under the provisions of the Servicing Agreement in the immediately succeeding Guarantor Payment Period, together with applicable GST (or other similar taxes) thereon to the extent provided therein;

(ii)

any remuneration then due and payable to the Cash Manager and any costs, charges, liabilities and expenses then due or to become due and payable to the Cash Manager under the provisions of the Cash Management Agreement in the immediately succeeding Guarantor Payment Period, together with applicable GST (or other similar taxes) thereon to the extent provided therein;

(iii)

amounts (if any) due and payable to the Account Bank (or, as applicable, the Standby Account Bank) (including costs) pursuant to the terms of the Bank Account Agreement (or, as applicable, the Standby Bank Account Agreement), together with applicable GST (or other similar taxes) thereon to the extent provided therein;

(iv)

amounts due and payable to the Cover Pool Monitor pursuant to the terms of the Cover Pool Monitor Agreement (other than the amounts referred to in paragraph (j) below), together with applicable GST (or other similar taxes) thereon to the extent provided therein; and

(v)	amounts due and payable to the Custodian pursuant to the terms of the Mortgage Sale Agreement, together with applicable GST (or other similar taxes) thereon to extent provided therein;

(d)	fourth, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof of:

Limited Partnership Agreement

(i)

payment due to the Interest Rate Swap Provider (including any termination payment due and payable by the Partnership under the Interest Rate Swap Agreement (but excluding any Excluded Swap Termination Amount)) pursuant to the terms of the Interest Rate Swap Agreement; and

(ii)

payment due to the Covered Bond Swap Provider (including any termination payment due and payable by the Partnership under the Covered Bond Swap Agreement (but excluding any Excluded Swap Termination Amount)) pursuant to the terms of the Covered Bond Swap Agreement;

(e)

fifth, in or towards payment on the Guarantor Payment Date of, or to provide for payment on such date in the future of such proportion of the relevant payment falling due in the future as the Cash Manager may reasonably determine (in the case of any such payment or provision, after taking into account any provisions previously made and any amounts receivable from the Interest Rate Swap Provider under the Interest Rate Swap Agreement) any amounts due or to become due and payable (excluding principal amounts) to the Intercompany Loan Provider in respect of the Guarantee Loan pursuant to the terms of the Intercompany Loan Agreement;

(f)

sixth, if a Servicer Event of Default has occurred, all remaining Available Revenue Receipts to be credited to the GDA Account (with a corresponding credit to the Revenue Ledger maintained in respect of that account) until such Servicer Event of Default is either remedied by the Servicer or waived by the Bond Trustee or a new servicer is appointed to service the Portfolio (or the relevant part thereof);

(g)

seventh, in or towards a credit to the GDA Account (with a corresponding credit to the Reserve Ledger) of an amount up to but not exceeding the amount by which the Reserve Fund Required Amount (if applicable) exceeds the existing balance on the Reserve Ledger as calculated on the immediately preceding Calculation Date;

(h)

eighth, if the Partnership is required to make a deposit to the Pre-Maturity Liquidity Ledger due to a breach of the Pre-Maturity Test in respect of any Series of Hard Bullet Covered Bonds, towards a credit to the GDA Account (with a corresponding credit to the Pre-Maturity Liquidity Ledger) of an amount up to but not exceeding the difference between:

(i)	the Pre-Maturity Liquidity Required Amount as calculated on the immediately preceding Calculation Date; and

(ii)	any amounts standing to the credit of the Pre-Maturity Liquidity Ledger on the immediately preceding Calculation Date;

(i)	ninth, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof of:

(i)	payment of any Excluded Swap Termination Amounts due and payable by the Partnership under the Interest Rate Swap Agreement; and

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(ii)	payment of any Excluded Swap Termination Amounts due and payable by the Partnership under the Covered Bond Swap Agreement;

(j)

tenth, in or towards payment pro rata and pari passu in accordance with the respective amounts thereof of any indemnity amount due to the Cover Pool Monitor pursuant to the Cover Pool Monitor Agreement, and any indemnity amount due to any Partner pursuant to the terms of this Agreement;

(k)	eleventh, in or towards payment of the fee due to the Corporate Services Provider by the Partnership pursuant to the terms of the Corporate Services Agreement; and

(l)	twelfth, towards such distributions of profit to the Partners as may be payable in accordance with the terms of this Agreement.

Any amounts received by the Partnership under the Interest Rate Swap Agreement and the Covered Bond Swap Agreement (other than, in each case, amounts in respect of Swap Collateral Excluded Amounts) on or after the Guarantor Payment Date but prior to the next following Guarantor Payment Date will be applied, together with any provision for such payments made on any preceding Guarantor Payment Date, to make payments (other than in respect of principal) due and payable in respect of the Intercompany Loan Agreement and then the expenses of the Partnership unless an Asset Coverage Test Breach Notice is outstanding or otherwise to make provision for such payments on such date in the future of such proportion of the relevant payment falling due in the future as the Cash Manager may reasonably determine.

Any amounts received under the Interest Rate Swap Agreement and the Covered Bond Swap Agreement on the Guarantor Payment Date or on any date prior to the next succeeding Guarantor Payment Date which are not applied towards a payment or provision in accordance with paragraph (d) above or the preceding paragraph will be credited to the Revenue Ledger and applied as Available Revenue Receipts on the next succeeding Guarantor Payment Date.

Amounts (if any) held by the Cash Manager for and on behalf of the Partnership or standing to the credit of the Transaction Account which are not required to be applied in accordance with paragraphs (a) to (l) of Schedule 5 Pre-Acceleration Revenue Priority of Payments or paragraphs (a) to (g) of Schedule 6 Pre-Acceleration Principal Priority of Payments will, if applicable, be deposited by the Cash Manager and, in each case be credited to the appropriate ledger in the GDA Account on the Guarantor Payment Date.

If any Swap Collateral Available Amounts are received by the Partnership on a Guarantor Payment Date, such amounts shall be applied by the Partnership (or by the Cash Manager on its behalf) on that Guarantor Payment Date in the same manner as it would have applied the receipts which such Swap Collateral Available Amounts replace.

Each Partner acknowledges that the distribution paid pursuant to paragraph (l) above to such Partner represents a reasonable commercial return to the Partner from its involvement in the Partnership and also agrees that such profits will not be paid to the Partners at a time when they know or ought to know that there was no reasonable prospect of avoiding an insolvent liquidation of the Partnership as a result of such profit distribution.

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Schedule 6

Pre-Acceleration Principal Priority of Payments

(a)

first, if the Pre-Maturity Test has been breached by the Issuer in respect of any Series of Hard Bullet Covered Bonds, towards a credit to the Pre-Maturity Liquidity Ledger in an amount up to but not exceeding the excess of:

(i)	the Pre-Maturity Liquidity Required Amount calculated on the immediately preceding Calculation Date; over

(ii)	the sum of any amounts standing to the credit of the Pre-Maturity Liquidity Ledger on the immediately preceding Calculation Date;

(b)	second, to pay amounts in respect of principal outstanding on the Demand Loan pursuant to the terms of the Intercompany Loan Agreement;

(c)

third, to acquire New Loans and their Related Security offered to the Partnership, if necessary or prudent to ensure that, taking into account the other resources available to the Partnership, the Asset Coverage Test is met and thereafter to acquire (in the discretion of the Managing GP or the Cash Manager on its behalf) Substitution Assets up to the prescribed limit under the CMHC Guide;

(d)

fourth, to deposit in the GDA Account (with a corresponding credit to the Principal Ledger) an amount sufficient to ensure that, taking into account the other resources available to the Partnership, the Asset Coverage Test is met;

(e)

fifth, in or towards repayment on the Guarantor Payment Date (or to provide for repayment on such date in the future of such proportion of the relevant payment falling due in the future as the Cash Manager may reasonably determine) of amounts (in respect of principal) due or to become due and payable to the Intercompany Loan Provider in respect of the Guarantee Loan;

(f)

sixth, in or towards a credit to the GDA Account (with a corresponding credit to the Reserve Ledger) of an amount up to but not exceeding the amount by which the Reserve Fund Required Amount (if applicable) exceeds the existing balance on the Reserve Ledger as calculated on the immediately preceding Calculation Date; and

(g)	seventh, subject to complying with the Asset Coverage Test, to make Capital Distributions in accordance with the terms of this Agreement.

Limited Partnership Agreement

Schedule 7

Guarantee Priority of Payments

PART I

(a)	first, to pay any amounts in respect of principal and interest due to the Intercompany Loan Provider in respect of the Demand Loan pursuant to the terms of the Intercompany Loan Agreement;

(b)

second, in or towards payment of all amounts due and payable or to become due and payable to the Bond Trustee with respect to the performance of its obligations under the Trust Deed and the Security Agreement in the immediately succeeding Guarantee Payment Period under the provisions of the Trust Deed and the Security Agreement, respectively, together with interest and applicable GST (or other similar taxes) thereon as provided therein;

(c)	third, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof of:

(i)

any remuneration then due and payable to the Agents under the provisions of the Agency Agreement together with applicable GST (or other similar taxes) thereon as provided therein, other than any Indemnity Amounts payable to the Agents in excess of $150,000; and

(ii)

any amounts then due and payable by the Partnership to third parties, including the Corporate Services Provider, and incurred without breach by the Partnership of the Transaction Documents to which it is a party (and for which payment has not been provided for elsewhere) and to provide for any such amounts expected to become due and payable by the Partnership in the immediately succeeding Guarantor Payment Period and to pay or discharge any liability of the Partnership for taxes;

(d)	fourth, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof of:

(i)

any remuneration then due and payable to the Servicer and any costs, charges, liabilities and expenses then due or to become due and payable to the Servicer in the immediately succeeding Guarantor Payment Period under the provisions of the Servicing Agreement together with applicable GST (or other similar taxes) thereon to the extent provided therein, other than any Indemnity Amounts payable to the Servicer in excess of $150,000;

(ii)

any remuneration then due and payable to the Cash Manager and any costs, charges, liabilities and expenses then due or to become due and payable to the Cash Manager in the immediately succeeding Guarantor Payment Period under the provisions of the Cash Management Agreement, together with applicable GST (or other similar taxes) thereon to the extent provided therein, other than any Indemnity Amounts payable to the Cash Manager in excess of $150,000;

Limited Partnership Agreement

(iii)

amounts (if any) due and payable to the Account Bank (or, as applicable, the Standby Account Bank) (including costs) pursuant to the terms of the Bank Account Agreement (or, as applicable, the Standby Bank Account Agreement), together with applicable GST (or other similar taxes) thereon to the extent provided therein, other than any Indemnity Amounts payable to the Account Bank (or, as applicable, the Standby Account Bank) in excess of $150,000;

(iv)

amounts due and payable to the Cover Pool Monitor (other than the amounts referred to in paragraph (k) below) pursuant to the terms of the Cover Pool Monitor Agreement, together with applicable GST (or other similar taxes) thereon as provided therein, other than any Indemnity Amounts payable to the Cover Pool Monitor in excess of $150,000; and

(v)

amounts due and payable to the Custodian pursuant to the terms of the Mortgage Sale Agreement, together with applicable GST (or other similar taxes) thereon as provided thereon, other than any Indemnity Amounts payable to the Custodian in excess of $150,000;

(e)	fifth, to pay pro rata and pari passu according to the respective amounts thereof:

(i)

the amounts due and payable to the Interest Rate Swap Provider pro rata and pari passu according to the respective amounts thereof (including any termination payment due and payable by the Partnership under the Interest Rate Swap Agreement but excluding any Excluded Swap Termination Amount) in accordance with the terms of the Interest Rate Swap Agreement;

(ii)

the amounts due and payable to the Covered Bond Swap Provider (other than in respect of principal) pro rata and pari passu in respect of each relevant Series of Covered Bonds (including any termination payment (other than in respect of principal) due and payable by the Partnership to the Covered Bond Swap Provider but excluding any Excluded Swap Termination Amount) in accordance with the terms of the Covered Bond Swap Agreement; and

(iii)

to the Bond Trustee or (if so directed by the Bond Trustee) the Paying Agent on behalf of the holders of the Covered Bonds pro rata and pari passu Scheduled Interest that is Due for Payment (or will become Due for Payment in the immediately succeeding Guarantor Payment Period) under the Covered Bond Guarantee in respect of each Series of Covered Bonds, provided that if the amount available for distribution under this paragraph (e) (excluding any amounts received from the Covered Bond Swap Provider) would be insufficient to pay the Canadian Dollar Equivalent of the Scheduled Interest that is Due for Payment in respect of each Series of Covered Bonds under (e)(iii) above, the shortfall will be divided amongst all such Series of Covered Bonds on a pro rata basis and the amount payable by

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the Partnership in respect of each relevant Series of Covered Bonds to the Covered Bond Swap Provider under (e)(ii) above will be reduced by the amount of the shortfall applicable to the Covered Bonds in respect of which such payment is to be made;

(f)	sixth, to pay or provide for pro rata and pari passu according to the respective amounts thereof, of:

(i)

the amounts (in respect of principal) due and payable pro rata and pari passu in respect of each relevant Series of Covered Bonds (including any termination payment (relating solely to principal) due and payable by the Partnership under the Covered Bond Swap Agreement but excluding any Excluded Swap Termination Amount) to the Covered Bond Swap Provider in accordance with the terms of the relevant Covered Bond Swap Agreement; and

(ii)

to the Bond Trustee or (if so directed by the Bond Trustee) the Issuing and Paying Agent on behalf of the holders of the Covered Bonds pro rata, and pari passu Scheduled Principal that is Due for Payment (or will become Due for Payment in the immediately succeeding Guarantor Payment Period) under the Covered Bond Guarantee in respect of each Series of Covered Bonds, provided that if the amount available for distribution under this paragraph (f) (excluding any amounts received from the Covered Bond Swap Provider) in respect of the amounts referred to in (f)(i) above would be insufficient to pay the Canadian Dollar Equivalent of the Scheduled Principal that is Due for Payment in respect of the relevant Series of Covered Bonds under this (f)(ii), the shortfall will be divided amongst all such Series of Covered Bonds on a pro rata basis and the amount payable by the Partnership in respect of each relevant Series of Covered Bonds under (f)(i) to the Covered Bond Swap Provider above will be reduced by the amount of the shortfall applicable to the Covered Bonds in respect of which such payment is to be made;

(g)

seventh, to deposit the remaining monies into the GDA Account for application on the next following Guarantor Payment Date in accordance with the Priorities of Payment described in paragraphs (a) to (f) (inclusive) above, until the Covered Bonds have been fully repaid or provided for (such that the Required Redemption Amount has been accumulated in respect of each outstanding Series of Covered Bonds);

(h)

eighth, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof of any Excluded Swap Termination Amount due and payable by the Partnership to the relevant Swap Provider under the relevant Swap Agreement;

(i)

ninth, to pay or provide for pro rata and pari passu according to the respective amounts thereof, any Indemnity Amounts payable to the Agents, the Servicer, the Cash Manager, the Account Bank (or, as applicable, the Standby Account Bank), the Cover Pool Monitor and the Custodian, to the extent not paid pursuant to paragraph (c) or (d) above;

(j)	tenth, in and towards repayment in full of amounts outstanding under the Intercompany Loan Agreement;

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(k)	eleventh, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof of any indemnity amount due to the Partners pursuant to this Agreement; and

(l)	twelfth, thereafter any remaining monies will be applied in accordance with this Agreement.

PART II

Any amounts received by the Partnership under the Interest Rate Swap Agreement after the Guarantor Payment Date but prior to the next following Guarantor Payment Date will be applied, together with any provision for such payment made on any preceding Guarantor Payment Date, to make payments (other than in respect of principal) due and payable pro rata and pari passu in respect of the Covered Bond Swap Agreement or, as the case may be, in respect of interest due under the Covered Bond Guarantee pro rata and pari passu in respect of each relevant Series of Covered Bonds.

Any amounts received by the Partnership under the Covered Bond Swap Agreement (whether or not in respect of principal) after the Guarantor Payment Date but prior to the next following Guarantor Payment Date will be applied, together with any provision for such payment made on any preceding Guarantor Payment Date, to make payments of interest or principal, as the case may be, in respect of the Covered Bond Guarantee pro rata and pari passu in respect of each relevant Series of Covered Bonds.

Any amounts received under the Interest Rate Swap Agreement or any Covered Bond Swap Agreement on the Guarantor Payment Date or any date prior to the next succeeding Guarantor Payment Date which are not put towards a payment or provision in accordance with paragraphs (e) or (f) of Part I of this Schedule 7 or the preceding paragraphs of Part II of this Schedule 7 will be credited to the Revenue Ledger or the Principal Ledger on the GDA Account (as appropriate) and applied as Available Revenue Receipts or Available Principal Receipts, as the case may be, on the next succeeding Guarantor Payment Date.

If the Partnership requires any available funds to be exchanged into a currency other than Canadian Dollars, and such exchange would not be subject to or covered by the terms of the Covered Bond Swap Agreement, then the Partnership (or the Cash Manager on its behalf) shall perform all necessary currency conversions at the then prevailing spot rate of exchange.

If any Swap Collateral Available Amounts are received by the Partnership on a Guarantor Payment Date, such amounts shall be applied by the Partnership (or by the Cash Manager on its behalf) on that Guarantor Payment Date in the same manner as it would have applied the receipts which such Swap Collateral Available Amounts replace.

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Schedule 8

Priority of Payments when Covered Bonds Repaid

(a)

first, to apply any such monies which constitute Available Revenue Receipts in or towards payment of the fee due to the Corporate Services Provider by the Partnership pursuant to the terms of the Corporate Services Agreement;

(b)	second, to apply any such monies which constitute Available Revenue Receipts towards payment of any amount outstanding with respect to the Intercompany Loan;

(c)	third, to apply any such monies which constitute Available Revenue Receipts towards payment pro rata and pari passu of distributions to the Partners in accordance with the terms of this Agreement; and

(d)

fourth, to make Capital Distributions of all remaining monies to the Partners pro rata and pari passu to their respective Capital Contribution Balances as calculated on the immediately preceding Calculation Date in accordance with the terms of this Agreement.

Limited Partnership Agreement

Schedule 9

Method for Sale of Selected Loans

(1)	Before offering Selected Loans for sale in accordance with this Schedule 9, the Partnership shall ensure that:

(a)	Such Selected Loans are Randomly Selected Loans;

(b)	the Selected Loans have an aggregate True Loan Balance in an amount (the “Required True Loan Balance Amount”) which is as close as possible to the amount calculated as follows:

(i)

following a Demand Loan Repayment Event or the Demand Loan being demanded by the Intercompany Loan Provider but prior to the service of an Asset Coverage Test Breach Notice, such amount that would ensure that, if the Selected Loans were sold at their True Loan Balance, the Demand Loan as calculated on the date of the demand could be repaid, subject to the satisfaction of the Asset Coverage Test; or

(ii)

following the service of an Asset Coverage Test Breach Notice (but prior to service of a Notice to Pay), such amount that would ensure that, if the Selected Loans were sold at their True Loan Balance, the Asset Coverage Test would be satisfied on the next Calculation Date taking into account the payment obligations of the Partnership on the Payment Date following that Calculation Date (assuming for this purpose that the Asset Coverage Test Breach Notice is not revoked on the next Calculation Date); or

(iii)	following a breach of the Pre-Maturity Test or service of a Notice to Pay on the Partnership:

N x A/B

where:

“N” is an amount equal to:

(x)

in respect of Selected Loans being sold following a breach of the Pre-Maturity Test, the Pre-Maturity Liquidity Required Amount less amounts standing to the credit of the Pre-Maturity Liquidity Ledger; or

(y)

in respect of Selected Loans being sold following service of a Notice to Pay, the Canadian Dollar Equivalent of the Required Redemption Amount of the Earliest Maturing Covered Bonds less amounts standing to the credit of the Guarantor Accounts and the principal amount of any Substitution Assets (excluding all amounts to be applied on the next following Guarantor Payment Date to repay higher ranking amounts in the Guarantee Priority of Payments and those amounts that are required to repay any Series of Covered Bonds which mature prior to or on the same date as the relevant Series of Covered Bonds),

Limited Partnership Agreement

“A” is an amount equal to the True Loan Balance of all the Loans and their Related Security in the Portfolio; and

“B” is an amount equal to the Canadian Dollar Equivalent of the Required Redemption Amount in respect of each Series of Covered Bonds then outstanding less the Canadian Dollar Equivalent of the Required Redemption Amount in respect of each Series of Covered Bonds then outstanding which has been provided for in cash.

(2)	The Partnership will offer the Selected Loans for sale to Purchasers for the best price reasonably available but in any event:

(a)

following (i) a Demand Loan Repayment Event, the Demand Loan being demanded by the Intercompany Loan Provider or (ii) the service of an Asset Coverage Test Breach Notice (but prior to the service of a Notice to Pay), in each case, for an amount not less than the True Loan Balance of the Loans and their Related Security;

(b)	following a breach of the Pre-Maturity Test or service of a Notice to Pay, for an amount not less than the Adjusted Required Redemption Amount; and

(c)	if such sale is being conducted pursuant to Section 7.1(2), for an amount not less than the Fair Market Value of the Loans and their Related Security.

(3)	For purposes of the foregoing:

“Adjusted Required Redemption Amount” means, the Canadian Dollar Equivalent of the Required Redemption Amount, plus or minus the Canadian Dollar Equivalent of any swap termination amounts payable under the Covered Bond Swap Agreement to or by the Partnership in respect of the relevant Series of Covered Bonds less (where applicable) amounts held by the Cash Manager for and on behalf of the Partnership and amounts standing to the credit of the Guarantor Accounts and the Canadian Dollar Equivalent of the principal balance of any Substitution Assets (excluding all amounts to be applied on the next following Guarantor Payment Date to repay higher ranking amounts in the Guarantee Priority of Payments and those amounts that are required to repay any Series of Covered Bonds which mature prior to or on the same date as the relevant Series of Covered Bonds) plus or minus any swap termination amounts payable to or by the Partnership under the Interest Rate Swap Agreement in respect of the relevant Series of Covered Bonds, determined on a pro rata basis amongst all Series of Covered Bonds according to the respective Principal Amount Outstanding thereof, minus amounts standing to the credit of the Pre-Maturity Liquidity Ledger that are not otherwise required to provide liquidity for any Series of Hard Bullet Covered Bonds which mature within 12 months of the date of such calculation; and

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“Required Redemption Amount” means, in respect of a Series of Covered Bonds, the amount calculated as follows:

the Principal Amount Outstanding of the relevant Series of Covered Bonds	x	(1+ Negative Carry Factor) x (days to maturity of the relevant Series of Covered Bonds/365)

(4)

Following service of a Notice to Pay on the Partnership, if the Selected Loans have not been sold (in whole or in part) in an amount equal to the Adjusted Required Redemption Amount by the date which is six months prior to, as applicable:

(a)	the Final Maturity Date (where the Covered Bonds are not subject to an Extended Due for Payment Date in respect of the Covered Bond Guarantee);

(b)

the Extended Due for Payment Date in respect of the Earliest Maturing Covered Bonds (after taking into account all payments, provisions and credits to be made in priority thereto) (where the Covered Bonds are subject to an Extended Due for Payment Date in respect of the Covered Bond Guarantee); or

(c)	the Final Maturity Date of the relevant Series of Hard Bullet Covered Bonds (where the sale is in connection with the Pre-Maturity Test),

then the Partnership will offer the Selected Loans for sale for the best price reasonably available notwithstanding that such amount may be less than the Adjusted Required Redemption Amount.

(5)

In respect of any sale or refinancing (as applicable) of Selected Loans at any time an Asset Coverage Test Breach Notice is outstanding, there has been a breach of the Pre-Maturity Test, or a Notice to Pay has been served, the Partnership will instruct the portfolio manager to use all reasonable endeavours to procure that Selected Loans are sold or refinanced (as applicable) as quickly as reasonably practicable (in accordance with the recommendations of the portfolio manager), taking into account the market conditions at that time and the scheduled repayment dates of the Covered Bonds and the terms of this Agreement.

(6)

Following the service of a Notice to Pay, if Purchasers accept the offer or offers from the Partnership so that some or all of the Selected Loans shall be sold prior to the next following Final Maturity Date or, if the Covered Bonds are subject to an Extended Due for Payment Date in respect of the Covered Bond Guarantee, the next following Extended Due for Payment Date in respect of the Earliest Maturing Covered Bonds, then the Partnership will, subject to paragraph (4) of this Schedule 9, enter into a sale and purchase agreement with the relevant Purchasers, which will require, inter alia, a cash payment from the relevant Purchasers.

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Schedule 10

Valuation Calculation

The “Valuation Calculation” is equal to the VC Asset Value (as defined below) minus the Trading Value of the aggregate Principal Amount Outstanding of the Covered Bonds as calculated on the relevant Calculation Date. For greater certainty, references in this Schedule to “immediately preceding Calculation Date” and “previous Calculation Date” are to the Calculation Period ending on the Calculation Date.

For the purposes of the Valuation Calculation, the “VC Asset Value” means the amount calculated as at each Calculation Date as follows:

A+B+C+D+E+F

where,

A     =     the aggregate “LTV Adjusted Loan Present Value” of (i) each Loan that is a Performing Eligible Loan, which shall be the lower of (1) the Present Value of the relevant Loan on such Calculation Date, and (2) 80% multiplied by the Latest Valuation relating to that Loan, and (ii) each Loan that is not a Performing Eligible Loan, which shall be equal to zero minus

the aggregate sum of the following deemed reductions to the aggregate LTV Adjusted Loan Present Value of the Performing Eligible Loans in the Portfolio if any of the following occurred during the previous Calculation Period:

(1) a Loan or its Related Security was, in the immediately preceding Calculation Period, in breach of the Loan Representations and Warranties contained in the Mortgage Sale Agreement or subject to any other obligation of the Seller to repurchase the relevant Loan and its Related Security, and in each case the applicable Seller has not repurchased the Loan or Loans of the relevant Borrower and its or their Related Security to the extent required by the terms of the Mortgage Sale Agreement. In this event, the aggregate LTV Adjusted Loan Present Value of the Loans in the Portfolio on such Calculation Date will be deemed to be reduced by an amount equal to the LTV Adjusted Loan Present Value of the relevant Loan or Loans on such Calculation Date of the relevant Borrower; and/or

(2) a Seller, in any preceding Calculation Period, was in breach of any other material warranty under the Mortgage Sale Agreement and/or the Servicer was, in any preceding Calculation Period, in breach of a material term of the Servicing Agreement. In this event, the aggregate LTV Adjusted Loan Present Value of the Loans in the Portfolio on such Calculation Date will be deemed to be reduced by an amount equal to the resulting financial loss incurred by the Partnership in the immediately preceding Calculation Period (such financial loss to be calculated by the Cash Manager without double counting and to be reduced by any amount paid (in cash or in kind) to the Partnership by the applicable Seller to indemnify the Partnership for such financial loss);

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B     =     the aggregate amount of any Principal Receipts on the Loans and their Related Security up to such Calculation Date (as recorded in the Principal Ledger) which have not been applied as at such Calculation Date to acquire further Loans and their Related Security or otherwise applied in accordance with Article 6 (Priorities of Payments) and/or the other Transaction Documents;

C     =     the aggregate amount of (i) any Cash Capital Contributions made by the Partners (as recorded in the Capital Account Ledger for each Partner of the Partnership), (ii) proceeds advanced under the Intercompany Loan Agreement, (iii) proceeds from any sale of Selected Loans, or (iv) other cash exclusive of Revenue Receipts, which, in each case, have not been applied as at such Calculation Date to acquire further Loans and their Related Security or otherwise applied in accordance with Article 6 (Priorities of Payments) and/or the other Transaction Documents;

D     =     the Trading Value of any Substitution Assets;

E     =     the balance, if any, of the Reserve Fund and the Pre-Maturity Liquidity Ledger;

and

F     =     the Trading Value of the Swap Collateral.

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